Exhibit 10.1
PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
EXECUTION COPY
Amended and Restated
Crude Oil Supply Agreement
dated as of December 31, 2007,
between
J. Aron & Company
and
Coffeyville Resources Refining & Marketing, LLC

Exhibit 10.1
AMENDED AND RESTATED
CRUDE OIL SUPPLY AGREEMENT
This Amended and Restated Crude Oil Supply Agreement is made as of December 31, 2007 (the “Restatement Effective Date”), between J. Aron & Company (“Supplier”), a general partnership organized under the laws of New York and located at 85 Broad Street, New York, New York 10004, and Coffeyville Resources Refining & Marketing, LLC (“Coffeyville”), a limited liability company registered under the laws of Delaware and located at 10 E. Cambridge Circle Dr., Kansas City, KS 66103 (each referred to individually as a “Party” or collectively as the “Parties”).
WHEREAS, Coffeyville and Supplier entered into a Crude Oil Supply Agreement, dated as of December 23, 2005, providing for Supplier to supply certain of the crude oil requirements of the Refinery, beginning on the Commencement Date and throughout the Term thereof (such agreement, as from time to time amended prior to the date hereof, the “Original Agreement”);
WHEREAS, as required under the Original Agreement, Coffeyville has, pursuant to two Temporary Assignments, temporarily assigned to Supplier, Coffeyville’s rights to utilize crude oil tankage at the Plains Marketing, L.P. Terminal in Cushing, Oklahoma;
WHEREAS, Supplier and Coffeyville wish to amend certain of the provisions of the Original Agreement and to restate the Original Agreement, as so further amended, in its entirety, upon the terms and conditions set forth below;
NOW, THEREFORE, in consideration of the premises and the respective promises, conditions, terms and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Supplier and Coffeyville do hereby agree as follows:
ARTICLE 1
DEFINITIONS AND CONSTRUCTION
     1.1 Definitions.
     For purposes of this Agreement, including the foregoing recitals, the following terms shall have the meanings indicated below:
     “Adequate Assurance” has the meaning specified in Section 11.3(a).
     “Affected Party” has the meaning specified in Section 15.1.
     “Affected Sale Contracts” has the meaning specified in Section 15.3.
     “Affiliate” means, in relation to any Person, any entity controlled, directly or indirectly, by such Person, any entity that controls, directly or indirectly, such Person, or any entity directly or indirectly under common control with such Person. For this purpose, “control” of any entity or Person means ownership of a majority of the issued shares or voting power or control in fact of the entity or Person.
     “Agreement” or “this Agreement” means this Amended and Restated Crude Oil Supply Agreement, as may be amended, modified, supplemented, extended, renewed or restated from time to time in accordance with the terms hereof, including the Exhibits hereto.
     “Ancillary Costs” means all Crude Oil Purchase Costs other than Supply Costs and Transportation Costs, including insurance (if not already covered by Transportation Costs), charges imposed by a Governmental Authority, inspection fees, transfer taxes, and LC costs paid by Supplier for letters of credit, if any, posted by Supplier to the extent required with respect to any transactions contemplated by this Agreement; provided that Ancillary Costs shall be denominated (and Coffeyville shall reimburse such Ancillary Costs) in the currency in which such costs are incurred by Supplier.
     “Applicable Law” means (i) any law, statute, regulation, code, ordinance, license, decision, order, writ, injunction, decision, directive, judgment, policy, decree and any judicial or administrative interpretations thereof, (ii) any agreement, concession or arrangement with any Governmental Authority and (iii) any license, permit or compliance requirement, including Environmental Law, in each case as may be applicable to either Party or the subject matter of this Agreement.
     “Bankrupt” means a Person that (i) is dissolved, other than pursuant to a consolidation, amalgamation or merger, (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation, (v) has a resolution passed for its winding-up, official management or liquidation, other than pursuant to a consolidation, amalgamation or merger, (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets, (vii) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets, (viii) files an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature, (ix) causes or is subject to any event with respect to it which, under Applicable Law, has an analogous effect to any of the foregoing events; or (x) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing events.
     “Bankruptcy Code” means chapter 11 of Title 11, U.S. Code.
     “Barrel” means forty-two (42) net U.S. gallons, measured at 60° F.
     “Base Interest Rate” means the lesser of LIBOR and the maximum rate of interest permitted by Applicable Law.

     “Broome Station” means the pump station owned by CRCT located near Caney, Kansas, approximately 22 miles west of the Refinery where the Plains pipeline delivers crude oil into the CRCT pipeline.
     “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York.
     “Canadian Crude” means Crude Oil originating in Canada, acquired by Supplier in Canada on behalf of Coffeyville pursuant to this Agreement and transported on the Spearhead Pipeline to Cushing, Oklahoma pursuant to Coffeyville’s existing contractually committed space on the Spearhead Pipeline of (***) Barrels per day as such amount may be adjusted downward by Spearhead Pipeline from time to time or by such other means; and in such volumes in excess of (***) Barrels per day as Supplier and Coffeyville may, from time to time, mutually agree.
     “Canadian Procurement Agreements” means any sourcing, procurement or purchasing agreements or arrangements that Supplier enters into in order to obtain Canadian Crude that it intends to deliver under any Sale Contract relating to Canadian Crude, which may be entered into specifically in connection with and at the time of the execution of a Sale Contract or separately from and following the execution of a Sale Contract.
     “Catastrophic Loss” means any loss resulting from a spill of Crude Oil from any vessel chartered pursuant to this Agreement.
     “Closing Date” means the “Closing Date” as defined under the Original Agreement.
     “Coffeyville” has the meaning specified in the preamble to this Agreement.
     “Commencement Date” has the meaning specified in Section 3.1.
     “Confirmation” means a written communication confirming the terms of a Purchase Contract between Supplier and a third party Counterparty, for the sale of Crude Oil containing, at a minimum, the following terms: price, volume, quality, point of delivery to Supplier, date of delivery to Supplier, identity of Counterparty and terms for non-performance.
     “Contracted Volumes” means, at any time and from time to time on and after the Closing Date, the aggregate volumes of Crude Oil that are to be purchased or sold under Purchase Contracts or Sale Contracts and are yet to be delivered to Coffeyville.
     “Counterparty” has the meaning specified in Section 4.3(b).
     “CPT” means the prevailing time in the Central time zone.
     “CRCT” means Coffeyville Resources Crude Transportation, LLC.

     “CRCT Pipeline” means the 16 inch crude oil pipeline operated by CRCT between Broome Station and the Refinery.
     “Crude Oil” means all crude oil that Supplier purchases and sells to Coffeyville or for which Supplier assumes the payment obligation pursuant to this Agreement. For clarity, unless otherwise set forth herein, Crude Oil does not include Gathered Crude.
     “Crude Oil Gains and Losses” means any difference (positive or negative) for a stated period between the volume of Crude Oil purchased by Supplier from one or more Counterparties and the corresponding volume that is actually delivered to Coffeyville at the Delivery Point, which results from in-transit gains and losses, including any spill, but excluding any Catastrophic Loss.
     “Crude Oil Purchase Costs” has the meaning specified in Section 6.1.
     “Current Exposure” means, as of any time, the aggregate Supply Cost for all Crude Oil that has been delivered by Supplier to Coffeyville hereunder that remains unpaid as of such time, plus all other amounts invoiced under Section 7.3 that remain unpaid as of such time, plus the positive or negative mark-to-market exposure (as determined by Supplier in a commercially reasonable manner) with respect to all Sales Contracts and Spread Adjustments that at such time are outstanding.
     “Current WTI Price” means, for any Invoice Date, the most recently announced settlement price for the NYMEX WTI Futures Contract for the nearby delivery month.
     “Cut-Off Date” means, for any calendar month, the day on which the NYMEX WTI Futures Contract for the prompt month ceases trading.
     “Daily Carrying Value” has the meaning specified in Exhibit E.
     “Daily Invoice” has the meaning specified in Section 7.3(a).
     “Default Interest Rate” means the lesser of (i) the per annum rate of interest calculated on a daily basis using the prime rate published in the Wall Street Journal for the applicable day (with the rate for any day for which such rate is not published being the rate most recently published) plus two hundred (200) basis points and (ii) the maximum rate of interest permitted by Applicable Law.
     “Defaulting Party” has the meaning specified in Section 17.2(a).
     “Delivery Point” means the outlet flange of the meter at the connection between the Plains Pipeline System and the pipeline connection at Broome Station where the Crude Oil is withdrawn and pumped into the CRCT Pipeline.
     “Designated Affiliate” means (i) in the case of Supplier, Goldman, Sachs & Co. or Goldman Sachs Capital Markets, L.P. and (ii) in the case of Coffeyville, Coffeyville Resources, LLC.

     “Eligible Forms of Assurance” has the meaning specified in Section 11.3(b).
     “Environmental Law” means any existing or past Applicable Law, policy, judicial or administrative interpretation thereof or any legally binding requirement that governs or purports to govern the protection of persons, natural resources or the environment (including the protection of ambient air, surface water, groundwater, land surface or subsurface strata, endangered species or wetlands), occupational health and safety and the manufacture, processing, distribution, use, generation, handling, treatment, storage, disposal, transportation, release or management of solid waste, industrial waste or hazardous substances or materials.
     “Event of Default” means an occurrence of the events or circumstances described in Section 17.1.
     “Expiration Date” has the meaning specified in Section 3.1.
     “Extension Term” has the meaning specified in Section 3.2.
     “Fixed Supply Service Fee” means (i) for all Barrels other than Related Barrels or Plains Barrels, a fee of (***) per Barrel of Crude Oil, (ii) for Related Barrels, a fee of (***) per Related Barrel of Crude Oil and (iii) for Plains Barrels, a fee of (***) per Plains Barrel of Crude Oil, in each case payable by Coffeyville to Supplier pursuant to Section 8.1.
     “Forbearance Period” has the meaning specified in Section 17.3(a).
     “Force Majeure” means any cause or event reasonably beyond the control of a Party, including fires, earthquakes, lightning, floods, explosions, storms, adverse weather, landslides and other acts of natural calamity or acts of God; navigational accidents or maritime peril; vessel damage or loss; strikes, grievances, actions by or among workers or lock-outs (whether or not such labor difficulty could be settled by acceding to any demands of any such labor group of individuals and whether or not involving employees of Coffeyville or Supplier); accidents at, closing of, or restrictions upon the use of mooring facilities, docks, ports, pipelines, harbors, railroads or other navigational or transportation mechanisms; disruption or breakdown of, explosions or accidents to wells, storage plants, refineries, terminals, machinery or other facilities; acts of war, hostilities (whether declared or undeclared), civil commotion, embargoes, blockades, terrorism, sabotage or acts of the public enemy; any act or omission of any Governmental Authority; good faith compliance with any order, request or directive of any Governmental Authority; curtailment, interference, failure or cessation of supplies reasonably beyond the control of a Party; or any other cause reasonably beyond the control of a Party, whether similar or dissimilar to those above and whether foreseeable or unforeseeable, which, by the exercise of due diligence, such Party could not have been able to avoid or overcome. Solely for purposes of this definition, the failure of any Counterparty to deliver Crude Oil pursuant to any Purchase Contract, whether as a result of Force Majeure as defined above, breach of contract by such Counterparty or any other reason, shall constitute an event of Force Majeure for Supplier with respect to the related Sale Contract or Contracts.

     “Gathered Crude” has the meaning specified in Section 4.1.
     “Governmental Authority” means any federal, state, regional, local, or municipal governmental body, agency, instrumentality, authority or entity established or controlled by a government or subdivision thereof, including any legislative, administrative or judicial body, or any person purporting to act therefor.
     “Indemnified Party” has the meaning specified in Section 19.3.
     “Indemnifying Party” has the meaning specified in Section 19.3.
     “Initial Term” has the meaning specified in Section 3.1.
     “Inventories” means the Crude Oil inventories that Supplier owns in connection with the purchase of Crude Oil for supply to Coffeyville, wherever located, including in the Terminal, in a Pipeline System or loaded upon vessels.
     “LC” means a standby letter of credit in the form of Exhibit D hereto or in such other form and substance reasonably satisfactory to Supplier, in favor of Supplier, issued or confirmed by banks reasonably acceptable to Supplier.
     “Liabilities” means any losses, liabilities, charges, damages, deficiencies, assessments, interests, fines, penalties, costs and expenses (collectively, “Costs”) of any kind (including reasonable attorneys’ fees and other fees, court costs and other disbursements), including any Costs directly or indirectly arising out of or related to any suit, proceeding, judgment, settlement or judicial or administrative order and any Costs arising from compliance or non-compliance with Environmental Law.
     “LIBOR” means, as of the date of any determination, the London Interbank Offered Rate for one-month U.S. dollar deposits appearing on Page 3750 of the Telerate screen (or any successor page) at approximately 11:00 a.m. (London time). If such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), LIBOR shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as Supplier may select or, in the absence of such availability, by reference to the rate at which Supplier is offered one-month U.S. dollar deposits at or about 11:00 a.m. (London time) in any interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted. LIBOR shall be established on the first day on which a determination of the interest rate is to be made under this Agreement and shall be adjusted daily based on the one-month LIBOR quotes made available through the foregoing sources.
     “Liquidated Amount” has the meaning specified in Section 17.2(b).
     “Margin Interest Rate” means LIBOR
     “Master Agreement” has the meaning specified in the definition of Specified Transactions.

     “Maximum Volume” means 110,000 net Barrels per day.
     “Monthly Delivery Schedule” means a document that describes the various grades and volumes of Crude Oil to be processed on a daily basis by Coffeyville during a particular month.
     “Monthly True-Up Payment” has the meaning specified in Section 7.3(b).
     “Net Canadian Barrels” means, for any Canadian Procurement Agreement for which the quantity to be delivered is sourced by Supplier in Canada, the volume reported on the Enbridge Pipeline Inc. monthly “Shipper Balance Position Summary Report” under the heading “receipt quantity for applicable month” that is attributable to that Canadian Procurement Agreement.
     “Net Carrying Cost” has the meaning specified in Section 8.2(b).
     “Net Carrying Value” has the meaning specified in Section 8.2(b).
     “Non-Affected Party” has the meaning specified in Section 15.1.
     “Non-Defaulting Party” has the meaning specified in Section 17.2(a).
     “NYMEX” means the New York Mercantile Exchange.
     “NYMEX WTI Futures Contract” means the futures contract traded on the NYMEX providing for the purchase and sale of WTI for delivery at Cushing, Oklahoma.
     “Party” or “Parties” has the meaning specified in the preamble to this Agreement.
     “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or any other private entity or organization, Governmental Authority, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.
     “Pipeline Operator” means the entity that schedules and tracks Crude Oil in a Pipeline System.
     “Pipeline System” means the Seaway Pipeline System, the Plains Pipeline System or any other pipeline that may be used to transport Crude Oil to the Plains Tankage or to the Refinery.
     “Plains” means Plains Pipeline, L.P.
     “Plains Barrels” has the meaning specified in Section 8.1(d).
     “Plains Marketing” means Plains Marketing, L.P.
     “Plains Pipeline System” means the crude oil pipeline transportation system and related facilities located between Cushing, Oklahoma and Broome Station that are owned and operated by Plains, including the pipeline, injection stations, breakout storage tanks, crude oil receiving and delivery facilities and any associated or adjacent facility.
     “Plains Tankage” means the tanks for storage and throughput of Crude Oil owned and operated by Plains Marketing at the Terminal in connection with which Plains Marketing provides crude oil storage, blending and terminaling services for Coffeyville pursuant to the Terminalling Agreements.
     “Potential Event of Default” means any Event of Default, which with notice or the passage of time, would constitute an Event of Default.
     “Provisional Payment” means, for any quantity of Crude Oil reflected in a Daily Invoice, an amount equal to such quantity multiplied by the Provisional Price for such quantity.
     “Provisional Price” means, for any quantity of Crude Oil reflected in a Daily Invoice, an amount equal to the Current WTI Price for the relevant Invoice Date, plus or minus any per Barrel differential that is an element of the Supply Price under the Purchase Contract relating to that quantity of Crude Oil.
     “Purchase Contract” has the meaning specified in Section 4.3(b).
     “Refinery” means the petroleum refinery located in Coffeyville, Kansas and all of the related facilities owned and operated by Coffeyville in or near Coffeyville, Kansas, including the processing, storage, receiving, loading and delivery facilities, piping and related facilities, together with existing or future modifications or additions, and any associated or adjacent facility that is used by Coffeyville to carry out the terms of this Agreement.
     “Related Barrels” has the meaning specified in Section 8.1.
     “Related Sale Contract” has the meaning specified in Section 8.1.
     “Sale Confirmation” has the meaning specified in Section 4.4(b).
     “Sale Contract” has the meaning specified in Section 4.3(e).
     “Seaway” means the Seaway Crude Pipeline Company.
     “Seaway Pipeline System” means the crude oil pipeline transportation system and related facilities located between Seaway Crude Pipeline’s wharfage facilities, Freeport, Texas, and Cushing, Oklahoma that are owned by Seaway Crude Pipeline Company and operated by TEPPCO Crude Pipeline, L.P., including the pipeline, injection stations, breakout storage tanks, crude oil receiving and delivery facilities and any associated or adjacent facility.
     “Services” means the supply and sale by Supplier to Coffeyville of Crude Oil for processing at the Refinery and such other services that may be rendered by Supplier as described in this Agreement.

     “Settlement Amount” has the meaning specified in Section 17.2(a).
     “Shortfall Amount” has the meaning specified in Section 10.1(e).
     “Specified Indebtedness” means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) of Coffeyville in respect of borrowed money.
     “Specified Indebtedness Event of Default” means an Event of Default of the type referred to in Section 17.1(i).
     “Specified Transaction” means (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Supplier (or any Designated Affiliate of Supplier) and Coffeyville (or any Designated Affiliate of Coffeyville) (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity spot transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, weather swap, weather derivative, weather option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into the financial markets (including terms and conditions incorporated by reference in such agreement) and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this agreement or the relevant confirmation; provided that, without limiting the generality of the foregoing, Specified Transaction shall include any “Transaction” that is subject to the ISDA Master Agreement, dated as of June 24, 2005, between Supplier and Coffeyville Resources, LLC, including any confirmations subject thereto (collectively, the “Master Agreement”).
     “Specified Transaction Event of Default” means an Event of Default of the type referred to in Section 17.1(e).
     “Spread Adjustment” means (***)
     “Spread Quotation” means, in response to a request by Coffeyville, the terms quoted by Supplier upon which it is prepared to execute a specific Spread Adjustment.

     “Supplemental Service Fee” means a fee (i) with respect to the first (***) Barrels of Canadian Crude for any day, in an amount of (***) per Barrel of Canadian Crude and (ii) with respect to any Barrels of Canadian Crude in excess of (***) for any day, in such amount per Barrel of Canadian Crude as the Parties may, from time to time, mutually agree.
     “Supplier” has the meaning specified in the preamble to this Agreement.
     “Supply Cost” has the meaning specified in Section 7.2.
     “Tax” or “Taxes” has the meaning specified in Section 13.1.
     “Temporary Assignment” means any of the agreements among Supplier, Coffeyville and Plains Marketing, pursuant to which any Terminalling Agreement is temporarily assigned by Coffeyville to Supplier in accordance with the terms of the Temporary Assignment, substantially in the form attached hereto as Exhibit A.
     “Term” means the Initial Term and any Extension Term.
     “Terminal” means the crude oil storage terminal and related facilities located in Cushing, Oklahoma that is owned and operated by Plains Marketing.
     “Terminalling Agreements” means the Amended and Restated Terminalling Agreement, dated as of October 15, 2007, between Plains Marketing and Coffeyville and the Terminalling Agreement, dated as of October 15, 2007, in each case, as the same may from time to time be amended, modified, extended and restated.
     “Termination Amount” means, without duplication, the total net amount owed by one Party to the other Party upon termination of this Agreement under Section 18.1.
     “Termination Date” has the meaning specified in Section 18.1.
     “Trade Date” means the date upon which Supplier and a Counterparty have entered into a binding Purchase Contract as contemplated by Section 4.3(d), which shall also be the “Trade Date” with respect to the corresponding Sale Contract entered into by Supplier and Coffeyville pursuant to Section 4.3(e).
     “Transportation Costs” means all ocean freight expenses and other expenses associated with waterborne movements, lighter costs, importation costs, shipping insurance, and pipeline/terminalling charges.
     “Transaction Guidelines” has the meaning specified in Section 4.3(b).
     “Undrawn LCs” means, as of any date, the aggregate amount that Supplier may draw as of such date under all outstanding LCs then held by Supplier as credit support for the performance of Coffeyville’s obligations hereunder; provided that, for purposes of this definition, the available amount under any LC that expires 30 days or less after such date shall be deemed to be zero.

     “WTI” means West Texas Intermediate crude oil and any crude oil meeting the specifications of the NYMEX WTI futures contract for delivery at Cushing, Oklahoma.
     1.2 Construction of Agreement.
     (a) Unless otherwise specified, all references herein are to the Articles, Sections and Exhibits of this Agreement and all Exhibits are incorporated herein.
     (b) All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Agreement.
     (c) Unless expressly provided otherwise, the word “including” as used herein does not limit the preceding words or terms and shall be read to be followed by the words “without limitation” or words having similar import.
     (d) Unless expressly provided otherwise, all references to days, weeks, months and quarters mean calendar days, weeks, months and quarters, respectively.
     (e) Unless expressly provided otherwise, references herein to “consent” mean the prior written consent of the Party at issue, which shall not be unreasonably withheld, delayed or conditioned.
     (f) A reference to any Party to this Agreement or another agreement or document includes the Party’s permitted successors and assigns.
     (g) Unless the contrary clearly appears from the context, for purposes of this Agreement, the singular number includes the plural number and vice versa; and each gender includes the other gender.
     (h) Except where specifically stated otherwise, any reference to any Applicable Law or agreement shall be a reference to the same as amended, supplemented or re-enacted from time to time.
     (i) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
     1.3 The Parties acknowledge that they and their counsel have reviewed and revised this Agreement and that no presumption of contract interpretation or construction shall apply to the advantage or disadvantage of the drafter of this Agreement.
ARTICLE 2
EFFECTIVE DATE OF AGREEMENT
     2.1 The Restatement Effective Date. This Agreement shall become effective on the Restatement Effective Date.

     2.2 Deliveries.
     (a) On or before the Restatement Effective Date, Coffeyville shall execute and deliver or cause to be executed and delivered:
     (i) The Temporary Assignments; and
     (ii) Such other certificates, documents and instruments as may be reasonably necessary to consummate the transactions contemplated herein.
     (b) On or before the Restatement Effective Date, Supplier shall execute and deliver or cause to be executed and delivered:
     (i) The Temporary Assignments; and
     (ii) Such other documents and instruments as may be reasonably necessary to consummate the transactions contemplated herein.
ARTICLE 3
TERM OF AGREEMENT
     3.1 Initial Term. Provided this Agreement shall have become binding upon and enforceable against the Parties on the Restatement Effective Date pursuant to Section 2.1, the term of this Agreement shall commence at 12:01 a.m. CPT on the Restatement Effective Date (the “Commencement Date”) and shall continue for one year from the Commencement Date (the “Initial Term;” the last day of such Initial Term being herein referred to as the “Expiration Date,” subject to Section 3.2 below).
     3.2 Extension. Unless either Party has delivered to the other a written notice at least ninety (90) days prior to the Expiration Date then in effect of its election not to extend this Agreement pursuant to this Section, the Expiration Date shall, without any further action, be automatically extended, effective as of the Expiration Date as then in effect, for an additional one year beyond the Expiration Date as then in effect (each such period, an “Extension Term;” the final day of such Extension Term becoming the “Expiration Date”). In the event either party elects not to extend the then-applicable Expiration Date in accordance with this Section, the Parties shall perform their obligations relating to termination pursuant to Article 18.
ARTICLE 4
SUPPLIER SALES OF CRUDE OIL TO COFFEYVILLE
     4.1 Sale of Crude Oil. During the Term of this Agreement, Supplier shall be the exclusive supplier of Crude Oil to the Refinery, other than the crude oil (collectively referred to as “Gathered Crude”) that Coffeyville acquires in Kansas, Missouri, Oklahoma, Wyoming and all states adjacent to Kansas, Missouri, Oklahoma and Wyoming. Crude Oil supplied under this Agreement shall be solely for use at the Refinery. On and after the Commencement Date, in accordance with Supplier’s obligation to purchase Crude Oil hereunder and provided it has actually received such Crude Oil from a Counterparty, Supplier agrees to sell and deliver to Coffeyville, and Coffeyville agrees to purchase and receive, the Refinery’s requirements for

Crude Oil (other than Gathered Crude) as set forth herein. Subject to Section 4.10, Supplier shall sell the Crude Oil to Coffeyville at the Delivery Point in volumes as Coffeyville may require for processing in the Refinery. Notwithstanding anything to the contrary in this Section 4.1, if, as a result of Supplier’s default hereunder, Supplier does not timely deliver in accordance with the Monthly Delivery Schedule any volumes required by Coffeyville for processing at the Refinery, Coffeyville shall have the full and complete right to acquire such volumes of Crude Oil from any Person for processing in the Refinery and this Agreement shall not apply to such purchases by Coffeyville. Notwithstanding anything to the contrary in this Section 4.1, if, as result of Coffeyville’s default hereunder, Supplier has elected to exercise its right not to supply Crude Oil to Coffeyville, Coffeyville shall have the full and complete right to acquire from any Person any volumes of Crude Oil required by Coffeyville for processing at the Refinery and this Agreement shall not apply to such purchases by Coffeyville except that, for each Barrel of Crude Oil acquired by, or on behalf of, Coffeyville pursuant to this sentence, Coffeyville shall owe to Supplier an amount equal to the Fixed Supply Service Fee, which Supplier may invoice to Coffeyville pursuant to Section 7.3(c); provided, that, the payment of such Fixed Supply Service Fee shall in no way affect Supplier’s rights hereunder or otherwise with respect to such default by Coffeyville.
     4.2 Title, Risk of Loss and Custody. Title to and risk of loss of the Crude Oil shall pass from Supplier to Coffeyville at the Delivery Point. Coffeyville shall assume custody of the Crude Oil as it passes the Delivery Point. Before custody transfer, Supplier shall be solely responsible for compliance with all Applicable Laws, including all Environmental Laws, pertaining to the possession, handling, use and processing of such Crude Oil and shall indemnify and hold harmless Coffeyville, its Affiliates and their agents, representatives, contractors, employees, directors and officers, for all Liabilities directly or indirectly arising therefrom except to the extent such Liabilities are caused by or attributable to any of the matters for which Coffeyville is indemnifying Supplier pursuant to Section 19.2. At and after custody transfer at the Delivery Point, Coffeyville shall be solely responsible for compliance with all Applicable Laws, including all Environmental Laws, pertaining to the possession, handling, use and processing of such Crude Oil and shall indemnify and hold harmless Supplier, its Affiliates and their agents, representatives, contractors, employees, directors and officers, for all Liabilities directly or indirectly arising therefrom. Notwithstanding anything to the contrary herein, Supplier and Coffeyville agree that Coffeyville shall have an insurable interest in Crude Oil that is subject to a Purchase Contract and that Coffeyville may, at its election and with prior notice to Supplier, endeavor to insure the Crude Oil. If pursuant to the terms of this Agreement, Coffeyville bears the loss of any Crude Oil, then any insurance payment to Supplier made to cover same shall be promptly paid over by Supplier to Coffeyville. Notwithstanding anything to the contrary herein, any Crude Oil Gains and Losses shall be borne by and for the account of Coffeyville and any Catastrophic Loss shall be borne by and for the account of Supplier.
4.3 Acquisition of Crude Oil.
     (a) From time to time during the term of this Agreement, Coffeyville shall endeavor to identify quantities of Crude Oil that Coffeyville wishes to have Supplier acquire and resell to Coffeyville for processing at the Refinery. Coffeyville shall, in accordance with the procedures set forth below, agree to the quantity and quality of any Crude Oil acquired by Supplier for resale to Coffeyville prior to Supplier’s agreeing to any such acquisition of Crude Oil from any Counterparty. The failure of any Crude Oil that Supplier hereunder sells to Coffeyville to meet the specifications or other quality requirements applicable thereto as stated in Supplier’s Purchase Contract for that Crude Oil shall be for the sole account of Coffeyville and shall not entitle Coffeyville to any reduction in the amounts due by it to Supplier hereunder; provided, however, that any claims made by Supplier with respect to such non-conforming Crude Oil shall be for Coffeyville’s account and resolved in accordance with Section 4.6.
     (b) Coffeyville shall negotiate and liaise with respect to Crude Oil purchases in accordance with the guidelines (the “Transaction Guidelines”) attached hereto as Exhibit B and as otherwise provided in this Agreement. The Transaction Guidelines authorize certain of Coffeyville’s employees to discuss and negotiate with Crude Oil suppliers (each a “Counterparty” and collectively, “Counterparties”) the terms and conditions of contracts to purchase Crude Oil (each, a “Purchase Contract”) on Supplier’s behalf. Attached to the Transaction Guidelines is a list of Counterparties with whom Coffeyville is authorized to negotiate purchases of Crude Oil. The list of Counterparties may be modified by Supplier from time to time effective upon written notice by Supplier to Coffeyville; provided, that, Supplier shall not remove any Counterparty from such list if at such time Supplier is willing to enter into crude oil purchase and sale transactions with such Counterparty on Supplier’s own behalf as part of its ongoing general crude oil business. Notwithstanding anything in this Section 4.3(b) to the contrary, if Coffeyville determines, in its reasonable judgment, that the operational necessities of the Refinery require the Refinery to run a particular volume of Crude Oil that is available from a Counterparty not on Supplier’s approved list of Counterparties, then Coffeyville may execute a contract to acquire such Crude Oil and promptly thereafter Coffeyville shall enter into a Purchase Contract with Supplier under Section 4.3(d) pursuant to which it shall sell such Crude Oil to Supplier and Supplier and Coffeyville shall enter into a corresponding Sale Contract under Section 4.3(e) under which Supplier shall sell such Crude Oil to Coffeyville; provided that in such event, Supplier shall have no responsibility prior to the sale of such Crude Oil by Coffeyville to Supplier, but on or after the sale of such Crude Oil to Supplier, the terms and conditions of this Agreement shall have full force and effect.
     (c) The terms and conditions of each Purchase Contract must conform in all material respects to the Transaction Guidelines unless, prior to entering into such Purchase Contract, Supplier approves any material deviation from the Transaction Guidelines. Without limiting the generality of the foregoing, Coffeyville will not negotiate any Purchase Contract with a delivery period occurring after the third month (in the case of domestic Crude Oil or Canadian Crude) or second month (in any other case) following the expected Trade Date of such Purchase Contract or occurring later than the then current Expiration Date hereof.
     (d) Coffeyville shall have no authority to bind Supplier to, or enter into on Supplier’s behalf, any Purchase Contract. If Coffeyville has negotiated an offer from a Counterparty for a quantity of Crude Oil that Coffeyville wishes to have Supplier acquire, Coffeyville may indicate to such Counterparty the conditional acceptance of such offer, which shall be specifically subject to obtaining the agreement of Supplier to such offer. Promptly after giving such conditional acceptance, Coffeyville shall apprise Supplier in writing of the terms of such offer and Supplier shall promptly determine and advise Coffeyville as to whether Supplier agrees to accept such offer. If Supplier indicates its desire to accept such offer, then Supplier shall promptly formally communicate its acceptance of such offer directly to such Counterparty (with a copy to Coffeyville), resulting in a binding Purchase Contract between Supplier and Counterparty.
     (e) Concurrently with Supplier’s agreement to any Purchase Contract, Coffeyville and Supplier shall automatically, and without any further action by either party, be deemed to have entered into a forward contract under which Supplier is selling and Coffeyville is acquiring the same quantity of Crude Oil identified in such Purchase Contract (each, a “Sale Contract”). The price per Barrel under each Sale Contract shall be (***) The delivery period for the Crude Oil subject to a Sale Contract shall be determined in accordance with the Monthly Delivery Schedule prepared by Coffeyville and Supplier, and shall otherwise be subject to the terms and conditions of this Agreement. Unless otherwise expressly stated in the confirmation for a Sale Contract, the terms and conditions of this Agreement shall apply to the sale transaction that is subject thereto.
     (f) Notwithstanding anything herein to the contrary, and except as expressly provided in clauses (A) through (F) below, the following provisions of this Agreement shall not apply to any quantities of Canadian Crude: all of Sections 4.3(a), 4.3(b), 4.3(c), 4.3(d) and 4.3(e). In lieu of such non-applicable provisions, the following provisions shall apply to Canadian Crude:
     (A) Supplier Negotiating on Behalf of Coffeyville: From time to time during the term of this Agreement, Coffeyville may instruct Supplier to negotiate for, procure and supply quantities of Canadian Crude, specifying the quantity, type and grade of the Canadian Crude it desires together with any pricing parameters for such Canadian Crude. Following each such instruction from Coffeyville, Supplier and Coffeyville shall promptly endeavor, in a commercially reasonable manner, to enter into a forward contract upon mutually acceptable terms and conditions, under which Supplier shall sell and Coffeyville shall acquire a quantity of Canadian Crude on pricing and delivery terms as are agreed to between Supplier and Coffeyville. Any forward contract so entered into will be a Sale Contract that is subject to either clause (i) or clause (ii) of Section 4.3(f)(B) below.
     (B) The term “Sale Contract” (which is defined in Section 4.3(e) above), as used in this Agreement, shall include any forward contract entered into by the Parties under Section 4.3(f)(A) above; provided that:
     (i) Sale Contract Supported by Identified Canadian Procurement Agreement: if at the time the Sale Contract is entered into, Supplier enters into a Canadian Procurement Agreement that it identifies as the source of the Canadian Crude covered by that Sale Contract, then the price per Barrel under such Sale Contract shall be the same as the price per Barrel and in the same currency as under such Canadian Procurement Agreement. Supplier shall with respect to any such Sale Contract identify the Counterparty and the material terms and conditions of the underlying Canadian Procurement Agreement. Any such Canadian Procurement Agreement entered into between Supplier and a Counterparty shall be a “Third Party Canadian Procurement Agreement” for purposes hereof. Except to the extent otherwise indicated in the confirmation for such Sale Contract, the terms and conditions of such Sale Contract shall be the same as the terms and conditions of such Third Party Canadian Procurement Agreement (provided that, unless otherwise agreed by the Parties, such Sale Contract shall reflect the terms provided in the agreed deal term sheet upon which such Sale Contract was based); and
     (ii) Sale Contract Not Supported by Identified Canadian Procurement Agreement: if at the time the Sale Contract is entered into, no such Canadian Procurement Agreement is entered into and identified by Supplier as the source of the Canadian Crude covered by that Sale Contract, then Supplier shall be the Counterparty and the price per Barrel of Canadian Crude under such Sale Contract and the currency in which it is denominated shall be as agreed to by Coffeyville and Supplier as Counterparty through their negotiations. Except to the extent otherwise indicated in the confirmation for such Sale Contract, the “General Terms and Conditions of Conoco Canada for Crude Oil Purchase and Sale Transactions” shall be deemed incorporated into and applicable to such Sale Contract. If the quantity in such Sale Contract is stated in cubic meters, such quantity shall be converted into Barrels at a rate of 6. 29287 Barrels for each cubic meter. Since no Third Party Canadian Procurement Agreement is to be entered into in connection with a Sale Contract, such Sale Contract shall, for purposes hereof, also constitute the relevant Canadian Procurement Agreement.
     (C) Coffeyville Identification of and Negotiation for Canadian Crude: The Parties recognize that, from time to time, in connection with Coffeyville’s request to have Supplier procure Canadian Crude, Coffeyville may present to Supplier a specific proposed Canadian Crude purchase with an identified Counterparty, and that any such proposed purchase shall be subject to the terms and conditions of this Section 4.3(f). Any such proposed purchase that is entered into shall constitute the

Canadian Procurement Agreement with respect to the corresponding Sale Contract entered into by Coffeyville and Supplier.
     (D) Coffeyville shall have no authority to bind Supplier to, or enter into on Supplier’s behalf, any Canadian Procurement Agreements.
     (E) Notwithstanding anything herein to the contrary, the “Trade Date” of a Sale Contract for Canadian Crude shall be (i) if at the time the Sale Contract is entered into, Supplier has entered into a Canadian Procurement Agreement with respect to the Canadian Crude covered by that Sale Contract, the date on such Canadian Procurement Agreement was entered into and (ii) otherwise, the date on which Supplier and Coffeyville have entered into a binding agreement with respect to that Sale Contract.
     (F) Warranties:
     (i) The failure of any Canadian Crude acquired pursuant to Sections 4.3(f)(A), 4.3(f)(B)(i) or 4.3(f)(C) that Supplier hereunder sells to Coffeyville (i.e., as an intermediary and not as the seller in Supplier’s own right) to meet the specifications or other quality requirements stated in the applicable Sale Contract which is attributable to the failure of such Canadian Crude to meet the specifications or other quality requirements stated in the Canadian Procurement Agreements under which such Canadian Crude was acquired shall be for the sole account of Coffeyville and shall not entitle Coffeyville to any reduction in the amounts due by it to Supplier hereunder; provided, however, that any claims made by Supplier with respect to such non-conforming Canadian Crude shall be for Coffeyville’s account and resolved in accordance with Section 4.6.
     (ii) With respect to any Canadian Crude which is purchased by Coffeyville from Supplier pursuant to Section 4.3(f)(B)(ii) (i.e., where Supplier is the seller in its own right and not merely an intermediary hereunder), Supplier warrants that such Canadian Crude shall, at the time it is injected into the relevant Pipeline System in Canada, meet that Pipeline System’s specifications for the type and grade of Canadian Crude to be delivered under the relevant Sale Contract.
     (iii) Clauses (i) and (ii) above shall not limit Supplier’s warranty of title with respect to any Canadian Crude and such warranty shall apply to Canadian Crude delivered hereunder to the same extent it applies to any other Crude Oil delivered hereunder; except that, notwithstanding anything to the contrary herein,

Supplier shall warrant title with respect to any Canadian Crude which is purchased by Coffeyville from Supplier pursuant to Section 4.3(f)(B)(ii).
G. Supplier and Coffeyville acknowledge that, in connection with the transactions contemplated hereby, they have executed a letter agreement, dated December 12, 2007, relating to the transportation of Canadian Crude on the pipeline maintained by Enbridge Pipeline Inc. and that such letter agreement remains in full force and effect.
     (g) The term “Purchase Contract” as used in the definition of Force Majeure in Section 1.1, in Sections 15.5, 17.2(a) and 17.2(b) of this Agreement, and in Exhibit E to this Agreement, shall include (without limitation) any Canadian Procurement Agreements; except that the term “Purchase Contract” as used in the definition of Force Majeure in Section 1.1 and in Section 15.5 shall not apply to Canadian Crude acquired pursuant to Section 4.3(f)(B)(ii).
     4.4 Contract Documentation, Confirmations and Conditions.
     (a) Each Purchase Contract will be documented and confirmed between Supplier and the relevant Counterparty in such manner as they elect.
     (b) Promptly after entering into a Sale Contract, Supplier shall prepare and provide to Coffeyville via facsimile or electronic transmission the confirmation for such Sale Contract (a “Sale Confirmation”), which shall be substantially in the form of Exhibit F. The terms of such Sale Confirmation shall be binding on the Parties absent manifest error. The terms of this Agreement (including, without limitation, Article 15 hereof) shall apply to any Sale Contract evidenced by a Sale Confirmation, except to the extent expressly agreed otherwise in such Sale Confirmation.
     (c) Notwithstanding any failure of Supplier to provide a Sale Confirmation with respect to a Sale Contract or Coffeyville to agree thereto, the Parties shall be bound by the terms of such Sale Contract, which shall be a legally binding contract between the Parties from the moment it is deemed entered into pursuant to Section 4.3(e) above.
     (d) Supplier’s obligations to deliver Crude Oil under this Agreement and each of the Sale Contracts shall be subject to (i) Coffeyville’s identifying and negotiating potential Purchase Contracts that are acceptable to Supplier relating to a sufficient quantity of Crude Oil to meet the Refinery’s requirements and (ii) Coffeyville’s performing its obligations hereunder with respect to pipeline nominations, vessel chartering (to the extent of Coffeyville’s obligations under Section 4.8 to give timely notifications and consents) and Crude Oil blending in a timely, competent and efficient manner.
     4.5 disclaimer of warranties. except for the warranty of title with respect to crude oil delivered hereunder, Supplier makes no warranty, condition or other representation, written or oral, express or implied, of merchantability, fitness or suitability of the crude oil for any particular purpose or otherwise. further, Supplier makes no warranty or representation that the crude oil conforms to the specifications identified in Supplier’s contract with the counterparty.
     4.6 Claims Handling.
     (a) The Parties shall consult with each other and coordinate how to handle and resolve any claims arising in the ordinary course of business (including claims related to Crude Oil, pipeline or ocean transportation, and any dispute, claim, or controversy arising hereunder between Supplier and any of its vendors who supplies goods or services in conjunction with Supplier’s performance of its obligations under this Agreement) made by or against Supplier. In all instances wherein claims are made by a third party against Supplier which will be for the account of Coffeyville, Coffeyville shall have the right, subject to Section 4.6(b), to either direct Supplier to take commercially reasonable actions in the handling of such claims or assume the handling of such claim in the name of Supplier, all at Coffeyville’s cost and expense. To the extent that Coffeyville believes that any claim should be made by Supplier for the account of Coffeyville against any third party (whether a Counterparty, terminal facility, pipeline, storage facility or otherwise), and subject to Section 4.6(b), Supplier will take any commercially reasonable actions as requested by Coffeyville either directly, or by allowing Coffeyville to do so, to prosecute such claim all at Coffeyville’s cost and expense and all recoveries resulting from the prosecution of such claim shall be for the account of Coffeyville. Supplier shall, in a commercially reasonable manner, cooperate with Coffeyville in prosecuting any such claim and shall be entitled to assist in the prosecution of such claim at Coffeyville’s expense.
     (b) Notwithstanding anything in Section 4.6(a) to the contrary, Supplier may notify Coffeyville that Supplier is retaining control over the resolution of any claim referred in Section 4.6(a) if Supplier, in its reasonable judgment, has determined that it has commercially reasonable business considerations for doing so based on any relationships that Supplier or any of its Affiliates had, has or may have with the third party involved in such claim; provided that, subject to such considerations, Supplier shall use commercially reasonable efforts to resolve such claim, at Coffeyville’s expense and for Coffeyville’s account. In addition, any claim that is or becomes subject of Article 19 shall be handled and resolved in accordance with the provisions of Article 19.
     4.7 Pipeline Nominations.
     (a) Prior to the beginning of a month, Supplier shall be responsible for making pipeline and terminal nominations for that month; provided that, Supplier’s obligation to make such nominations shall be conditioned on its receiving from Coffeyville the Monthly Delivery Schedule for that month a sufficient number of days prior to the beginning of that month so that Supplier can make such nominations within the lead times required by such pipelines and terminals. Coffeyville shall be responsible for performing all other nominating and scheduling activities relating to the

Crude Oil subject to this Agreement, including without limitation those nominating and scheduling activities described on Exhibit C to this Agreement. In the event such nominating and scheduling activities relating to the Crude Oil are required by pipelines or terminals to be made by Supplier, Coffeyville shall provide to Supplier information in a timely manner in order to make such nominations or other scheduling actions. Supplier shall not be responsible if a Pipeline System is unable to accept Supplier’s nomination or if the Pipeline System must allocate Crude Oil among its shippers.
     (b) Coffeyville shall have direct contact with the Terminal and pipeline personnel and will direct, as Supplier’s agent, the daily transportation and blending of Crude Oil in the Terminal.
     4.8 Vessel Chartering. Supplier shall be responsible for vessel chartering. Supplier will advise Coffeyville from time to time of vessel chartering opportunities, and shall recommend to Coffeyville if, in Supplier’s reasonable opinion, Coffeyville should authorize the chartering of a particular vessel. Upon such authorization from Coffeyville, Supplier shall use commercially reasonable efforts to charter such vessel. Coffeyville shall be permitted hereunder to recommend to Supplier from time to time particular vessel chartering opportunities which become known to Coffeyville. To the extent that Supplier agrees that a particular vessel chartering opportunity recommended by Coffeyville is reasonable, Supplier shall use commercially reasonable efforts to charter such vessel. Subject to Coffeyville’s prior consent, Supplier shall make all nominations of vessels and shall negotiate all chartering aspects with the relevant charterparties, including any inspection rights and insurance provisions, and shall otherwise take any and all actions required for the ocean transportation of the Crude Oil. Coffeyville shall give Supplier sufficient advance notice of its chartering requirements to permit Supplier’s timely review and execution thereof. Supplier’s arrangements pursuant to this Section shall be subject to Coffeyville’s prior consent and standard receiving terminal approval. Supplier shall promptly document and research all demurrage claims; provided, however, that the settlement of demurrage claims will be in accordance with Section 4.6. In meeting its obligations under this Section, Supplier shall use its commercially reasonable efforts to recommend vessel charters to Coffeyville that are at reasonably competitive rates taking into account safety, reliability and other relevant considerations. Notwithstanding the foregoing, each vessel chartered or used for transport of Crude Oil by Supplier shall satisfy the following chartering standards: (i) a vessel shall be a maximum of 20 years old, although vessels no older than 15 years are preferred and the Parties should use commercially reasonable efforts to have such 15-year old or younger vessels constitute the substantial majority of the vessels chartered hereunder, (ii) a vessel shall at the time it is chartered have been approved by the vetting departments of at least two major oil companies, although Supplier may in its discretion accept vessels that have been approved by the vetting department of one major oil company, (iii) a vessel shall be ISPS compliant when chartered and shall remain so for the period of the charter, (iv) a vessel shall carry a minimum of $1,000,000,000 in pollution coverage, and (v) a vessel shall otherwise comply with any local and/or country requirements that apply to such vessel and any requirements of a Counterparty. To the extent that Coffeyville is sharing a vessel on a co-freight basis, the cost of the vessel charter shall be shared proportionately between the owners of the Crude Oil. If rebates or cost reductions of any type are received by or due to Supplier for any reason related to a particular vessel charter, such rebates or price reductions shall be for the account of Coffeyville.

     4.9 Copies of Communications.
     (a) Each Party shall promptly provide to the other copies of any and all written communications and documents between it and any third party which in any way relate to Ancillary Costs and Transportation Costs, including but not limited to written communications and documents with Pipeline Systems and/or any communications and documents related to the nominating, scheduling and/or chartering of vessels; provided that neither Party shall be obligated to provide to the other any such materials that contain proprietary or confidential information and, in providing any such materials, such Party may redact or delete any such proprietary or confidential information. In addition, with respect to any confirmations or other documentation between Supplier and any Counterparties directly relating to Purchase Contracts, the following terms shall apply:
     (i) For any Purchase Contract identified pursuant to Section 4.3 that relates to a cargo transaction, Supplier shall provide to Coffeyville copies of all confirmations of and invoices relating to that Purchase Contract; and
     (ii) For any other Purchase Contract, Supplier shall not be required to provide Coffeyville with copies of confirmations of and invoices relating to that Purchase Contract (except to the extent contemplated by Section 4.9(b) below).
     (b) If Supplier identifies any discrepancy between the terms reflected in the confirmation for a Purchase Contract and the terms reflected in the Sale Confirmation for the related Sales Contract, it shall promptly notify Coffeyville of such discrepancy and (subject to any confidentiality limitations) shall provide to Coffeyville copies of any documentation between Supplier and the Counterparty under such Purchase Contract that relates to such discrepancy. Coffeyville and Supplier agree to cooperate and endeavor, in a commercially reasonable manner, to eliminate any such discrepancies.
     (c) Other than any discrepancies identified under Section 4.9(b) above, any discrepancies between a Purchase Contract and a Sales Contract shall be for the account of Supplier.
     (d) With respect to any proprietary or confidential information referred to in Section 4.9(a) and 4.9(b), Supplier shall promptly notify Coffeyville of the nature or type of such information and use its commercially reasonable efforts to obtain such consents or releases as necessary to permit such information to be made available to Coffeyville.
     4.10 Monthly Delivery Schedule. Prior to the 25th day of each month, the Parties shall consult regarding the Monthly Delivery Schedule for the following month period. Coffeyville shall provide to Supplier the Monthly Delivery Schedule on or prior the 25th day of the month for the following calendar month, which Monthly Delivery Schedule may be adjusted as required for operational purposes during such calendar month. The parties acknowledge that Coffeyville is solely responsible for the accuracy and correctness of the Monthly Delivery Schedule.

     4.11 Maximum Daily Volume. Based on normal operating conditions at the Refinery and in the absence of a Force Majeure affecting the Refinery, the maximum daily volume of Crude Oil to be supplied by Supplier to the Delivery Point shall not exceed the Maximum Volume.
     4.12 Acknowledgment. Coffeyville acknowledges and agrees that (1) Supplier is a merchant of Crude Oil and may, from time to time, be dealing with prospective Counterparties, or pursuing trading or hedging strategies, in connection with aspects of Supplier’s business which are unrelated hereto and that such dealings and such trading or hedging strategies may be different from or opposite to those being pursued by or for Coffeyville, (2) Supplier may, in its sole discretion, determine whether to advise Coffeyville of any potential transaction with a Counterparty and prior to advising Coffeyville of any such potential transaction Supplier may, in its discretion, determine not to pursue such transaction or to pursue such transaction in connection with another aspect of Supplier’s business and Supplier shall have no liability of any nature to Coffeyville as a result of any such determination, (3) Supplier has no fiduciary or trust obligations of any nature with respect to the Refinery or Coffeyville, (4) Supplier may enter into transactions and purchase oil for its own account or the account of others at prices more favorable than those being paid by Coffeyville hereunder and (5) nothing herein shall be construed to prevent Supplier, or any of its partners, officers, employees or Affiliates, in any way from purchasing, selling or otherwise trading in crude oil or any other commodity for its or their own account or for the account of others, whether prior to, simultaneously with or subsequent to any transaction under this Agreement.
ARTICLE 5
RESALES AND EXCHANGES OF CRUDE OIL
     5.1 Resale of Crude Oil. Prior to the delivery of Crude Oil to the Delivery Point, Coffeyville may direct that Supplier sell Crude Oil on Coffeyville’s behalf to a third-party purchaser and any gains or losses from such sales shall be for the account of Coffeyville; provided that, in determining any such gain or loss, Supplier shall include (a) a charge to Coffeyville equal to the product of (i) the Fixed Supply Service Fee and (ii) the number of Barrels of Crude Oil sold to such third-party purchaser and (b) if the affected Barrels are Canadian Crude, an additional charge to Coffeyville equal to the Supplemental Service Fee that would apply to such Barrels.
     5.2 Exchanges of Crude Oil. From time to time, due to changes in market, operating and/or other conditions, Coffeyville may wish to execute exchange or repurchase transactions with Supplier in which the parties exchange different grades and/or locations of Crude Oil or Supplier repurchases Crude Oil it has previously sold or agreed to sell to Coffeyville. Each such transaction shall be evidenced by a confirmation in substantially the form of Exhibit H hereto and, unless otherwise agreed by the Parties, shall be performed in accordance with the terms set forth in such confirmation.

ARTICLE 6
CRUDE OIL PURCHASE COSTS
     6.1 Payment Responsibility. Supplier shall be responsible for paying Counterparty invoices for the Crude Oil as well as for ocean-going freight, inspection fees, any charges (other than Taxes) imposed by a Governmental Authority, wharfage and dock fees, vessel demurrage, port expenses and ship’s agent fees, import charges, waterborne insurance premiums, fees and expenses, broker’s fees (as agreed upon by the Parties), load port charges and liabilities (such liabilities not to include any liabilities resulting from a Catastrophic Loss), pipeline transportation costs, pipeline transfer and pumpover fees, pipeline throughput and scheduling charges, blending, tankage and throughput charges, pipeline, demurrage, customs duties and user fees, superfund, merchandise processing, harbor maintenance fees, fees and costs for any credit support provided to any pipelines with respect to any transactions contemplated by this Agreement, and any other fees imposed on Supplier. All such costs paid by Supplier shall be treated as “Crude Oil Purchase Costs,” for which Coffeyville shall reimburse Supplier as provided in Section 7.3. Supplier shall promptly provide Coffeyville copies of all Counterparty and vendor invoices. All refunds or adjustments of any type received by Supplier related to the Crude Oil Purchase Costs shall be a part of the Monthly True-Up Payment.
     6.2 Crude Oil Gains and Losses. All Crude Oil Gains and Losses not covered by a Pipeline System tariff shall be for Coffeyville’s account and shall be handled in accordance with Section 4.6. With respect to Crude Oil Gains and Losses which are covered by a Pipeline System tariff, Supplier shall pass through to Coffeyville the positive value of any such Crude Oil gains and the negative value of any such Crude Oil losses provided for by the applicable Pipeline System tariff by adding or deducting, as appropriate, such amount to or from the Monthly True-Up Payment.
ARTICLE 7
PURCHASE PRICING AND DAILY INVOICING OF CRUDE OIL
     7.1 Determination of Volumes. The volumes of Crude Oil (other than Canadian Crude sourced by Supplier in Canada) sold to Coffeyville shall be determined by reference to the volumes actually invoiced by the Counterparties to Supplier. The volumes of Canadian Crude sourced by Supplier in Canada shall be determined by reference to the Net Canadian Barrels reported to Supplier. During the Term of this Agreement, if a volume of Crude Oil is borrowed by Coffeyville from any entity for blending purposes, such borrowed volume of Crude Oil shall be repaid to the lender of such volume within a reasonable period of time, and such Crude Oil for repayment of borrowed volumes shall be acquired pursuant to the terms of this Agreement.
     7.2 Purchase Price and Settlement of Crude Oil Sales. The price of the Crude Oil sold to Coffeyville under a Sale Contract shall equal (***)
     7.3 Payment Terms.

     (a) Provisional Payment. Supplier shall provide Coffeyville with invoices (which may be transmitted electronically) for the daily volumes of Crude Oil delivered or expected to be delivered on each of the Flow Dates listed on Exhibit I hereto (each such invoice, a “Daily Invoice”). For purposes hereof, a Flow Date shall refer to the twenty four (24) hour period ending at 8:00 a.m. CPT on the calendar day immediately following such Flow Date (e.g., the Flow Date for January 2, 2006 is the 24 hour period starting at 8:00 a.m. CPT on January 2, 2006 and ending at 8:00 a.m. CPT on January 3, 2006). Each Flow Date that is designated on Exhibit I with an asterisk (*) shall be a “Prepaid Flow Date.” Each Flow Date that is not a Prepaid Flow Date shall be a “Delivered Flow Date.” By 12:00 noon CPT on each Business Day, Coffeyville shall provide Supplier with the volume of Crude Oil that was metered at the Delivery Point for the twenty four (24) hour period ending at 8:00 a.m. CPT on that Business Day (as well as for the twenty four (24) hour period for any prior non-Business Days for which such information has not yet been provided to Supplier). On the Invoice Date (as indicated on Exhibit I) for each Delivered Flow Date, Supplier shall provide to Coffeyville a Daily Invoice for the Crude Oil volume delivered to Coffeyville on that Delivered Flow Date. On the Invoice Date (as indicated on Exhibit I) for each Prepaid Flow Date, Supplier shall provide to Coffeyville a Daily Invoice for the Crude Oil volume that is expected to be delivered to Coffeyville on that Prepaid Flow Date, based on the delivery quantities forecasted for that day in the relevant Monthly Delivery Schedule. Each Daily Invoice will detail the Supply Cost for such Crude Oil by reference to Crude Oil delivered by Counterparties. Coffeyville shall pay each Daily Invoice by no later than 2:00 p.m. CPT on the Payment Date for the relevant Flow Date as indicated on Exhibit I. Should the term of this Agreement be extended as provided in Section 3.2, Supplier shall provide to Coffeyville, at least thirty (30) days prior to the beginning of each Extension Term, a revised Exhibit I, detailing the delivery, invoice and payment dates for the Extension Term, reflecting the 3-day payment terms described in Exhibit I. Coffeyville and Supplier shall review this revised Exhibit I and agree to any necessary modifications at least thirty (30) days prior to the beginning of any Extension Term. The Parties acknowledge that the intent of this provision is to establish a schedule under which payment for delivered Crude Oil shall in all circumstances be made no later than three calendar days after the delivery date of such Crude Oil. If, prior to 12:00 noon, CPT, on any Payment Date, either party determines that the Provisional Payment indicated on the Daily Invoice for that Payment Date is incorrect by more than $200,000, it shall promptly notify the other party of such inaccuracy after which Supplier shall endeavor to prepare a corrected Daily Invoice for that Payment Date and send such corrected Daily Invoice to Coffeyville. If such corrected Daily Invoice is sent to Coffeyville no later than 1:00 p.m., CPT, on that Payment Date, Coffeyville will make payment on that Payment Date in accordance with such corrected Daily Invoice.
     (b) Transportation Costs and Ancillary Costs.
     (i) Supplier shall, promptly upon receipt, send copies of all invoices received by it in respect of Transportation Costs to Coffeyville. Coffeyville shall pay such Transportation Costs to Supplier by the close of business on the second Business Day immediately following receipt of the respective invoices.

     (ii) Supplier shall, promptly upon receipt, send copies of all invoices received by it in respect of Ancillary Costs to Coffeyville. No later than the 23rd day of any calendar month, Supplier shall provide to Coffeyville a statement listing the Ancillary Costs for the immediately preceding calendar month, together with the total amount of such Ancillary Costs. Provided it receives such statement in a timely manner, Coffeyville shall reimburse Supplier for the total amount of such Ancillary Costs for any calendar month no later than the 25th day of the calendar month in which such statement is received (or, if such 25th day is not a Business Day, the first Business Day thereafter). If such statement is not received in a timely manner, then Coffeyville shall reimburse Supplier for the total amount of such Ancillary Costs for any calendar month no later than the 2nd Business Day after Coffeyville receives such statement.
     (c) Monthly True-Up Payment. Supplier will use commercially reasonable efforts to provide to Coffeyville, no later than the fourth-to-last Business Day of each calendar month, an invoice and all necessary and appropriate documentation to support such invoice for a monthly true-up payment relating to the immediately preceding calendar month (the “Monthly True-Up Payment”) calculated in the manner provided in Schedule II hereto. Coffeyville shall pay Supplier or Supplier shall pay Coffeyville, as the case may be, the Monthly True-Up Payment within three (3) Business Days after Coffeyville’s receipt of the monthly invoice and related documentation. If, at any time after an invoice for a Monthly True-Up Payment has been delivered, Supplier determines that such invoice is inaccurate, Supplier shall use commercially reasonable efforts to prepare and issue a corrected invoice. If such corrected invoice is issued prior to the payment of the Monthly True-Up Payment having been made, then the Monthly True-Up Payment reflected in such corrected invoice shall paid instead. If such corrected invoice is issued after payment of the Monthly True-Up Payment, then within three (3) Business Days after Coffeyville’s receipt of such corrected invoice, one party shall pay to the other such additional amount as is necessary so that such amount together with or deducted from the Monthly True-Up Payment previously paid results in a net payment equal to the Monthly True-Up Payment reflected in such corrected invoice.
     (d) Disputed Invoices. If Coffeyville in good faith disputes the amount of any invoice issued by Supplier or any invoice relating to Transportation Costs or Ancillary Costs, it nonetheless shall pay Supplier the full amount of such invoice by the due date and inform Supplier in writing of the portion of the invoice with which it disagrees and why. The Parties shall cooperate in resolving the dispute expeditiously. If the Parties agree that Coffeyville does not owe some or all of the disputed amount or as may be determined by a court pursuant to Article 23, Supplier shall return such amount to Coffeyville, together with interest at the Margin Interest Rate from the date such amount was paid, within two (2) Business Days from, as appropriate, the date of their agreement or the date of the final, non-appealable decision of such court.
     (e) Interest. Interest shall accrue on late payments under this Agreement at the Default Interest Rate from the date that payment is due until the date that payment is actually received by Supplier.

     (f) Payment in Full in Same Day Funds. All payments to be made under this Agreement shall be made by telegraphic transfer of same day funds in U.S. Dollars (or, as provided herein, such other currency as may apply in the case of payments for Canadian Crude or Ancillary Costs) to such bank account at such bank as the payee shall designate in writing to the payor from time to time. Except as expressly provided in this Agreement, all payments shall be made in full without discount, offset, withholding, counterclaim or deduction whatsoever for any claims which Coffeyville may now have or hereafter acquire against Supplier, whether pursuant to the terms of this Agreement or otherwise.
     (g) Transitional Adjustments. The parties acknowledge that, pursuant to this Agreement, they have implemented monthly true up provisions in Section 7.3(c) above and Schedule II, and working capital true up provisions in Section 8.2 and Exhibit E, that modify and/or supplement the terms of the Original Agreement. In connection with implementing these changes, the Parties have further agreed to apply such changes retroactively to the extent provided below:
     (i) The methodology for computing the Monthly True Up Payment will be retroactively applied starting with the month of August 2007; and
     (ii) Without limiting clause (i) above, the methodology for computing the Working Capital True Up Payment will be retroactively applied from the Commencement Date under the Original Agreement: and
     (iii) Supplier will provide to Coffeyville a statement showing the net effect of such retroactive applications, including any amounts due from one party to the other as a result thereof. Within 3 Business Days after such statement is delivered, the Party owing any net amount reflected therein shall pay such net amount to the other Party.
ARTICLE 8
FEES, COMPENSATION AND MARGIN
     8.1 Fixed Supply Service Fee and Supplemental Service Fee.
     (a) In consideration of the Services provided by Supplier under this Agreement, Coffeyville shall pay Supplier a Fixed Supply Service Fee for each Barrel of Crude Oil that is purchased by Supplier for resale to Coffeyville pursuant to this Agreement and for each Related Barrel and Plains Barrel (each as defined below) or, if greater, for the number of Barrels of Crude Oil actually delivered to Coffeyville plus all Related Barrels and Plains Barrels. The Parties acknowledge that, in determining the total Fixed Supply Service Fee due for any period, the Fixed Supply Service Fee of (***) per Barrel shall apply to all Barrels other than Related Barrels and Plains Barrels, the Fixed Supply Service Fee of (***) per Barrel shall apply to all Related Barrels and the Fixed Supply Service Fee of (***) per Barrel shall apply to all Plains Barrels; provided, however, that any Related Barrels transferred to any Counterparty and any Barrels purchased at Cushing, Plains in connection with the sale of any Plains Barrels shall not be subject to or result in any additional charge pursuant to Section 5.1 hereof, although any Barrels procured by Supplier in connection with such transfer of Related Barrels or Plains Barrels may, if subsequently sold to a third party, result in additional charges pursuant to Section 5.1. The Parties further acknowledge that, if to satisfy its obligation to deliver any Related Barrels to a Counterparty under a Related Sale Contract, Supplier has to procure such Related Barrels from any third party, Supplier shall not be entitled to any Fixed Supply Service Fee with respect to that procurement transaction between Supplier and such third party.
     (b) As additional consideration for the Services provided by Supplier under this Agreement relating to Canadian Crude, Coffeyville shall pay Supplier (***) for each Barrel of Canadian Crude that is purchased by Supplier for resale to Coffeyville pursuant to this Agreement. The (***) shall be in addition to, and not in lieu of, the Fixed Supply Service Fee that is due for each Barrel of Canadian Crude under Section 8.1(a).
     (c) The Parties acknowledge and agree that, from time to time, in connection with procuring Crude Oil of a specified type or grade or having a specified delivery location or period from a Counterparty, Supplier may also enter into a transaction in which it agrees to sell to such Counterparty Crude Oil of a different specified type or grade or having a different delivery location or period, or a combination of the foregoing (each such sale transaction being referred to as a “Related Sale Contract”). The Barrels of Crude Oil subject to any Related Sale Contract shall constitute “Related Barrels”.
     (d) The Parties acknowledge and agree that, from time to time, in connection with procuring WTI from Plains LP at Cushing, Plains, Supplier may also enter into transactions in which it agrees to sell to Plains LP WTI at Teppco Cushing (each such sale transaction being referred to as a “Plains Pumping Fee Contract”). The Barrels of Crude Oil subject to any Plains Pumping Fee Contract shall constitute “Plains Barrels”.
     8.2 Working Capital True-Up.
     (a) Promptly after the end of each month, as part of the Monthly True-Up Payment provided for in Section 7.3(b), the Net Carrying Cost for that month shall be calculated. In the event that the Net Carrying Cost is positive, Coffeyville shall pay such amount to Supplier and in event the Net Carrying Cost is negative, Supplier shall pay such amount to Coffeyville.
     (b) For each day during a month, Supplier shall determine, as of such day, the Daily Carrying Value pursuant to Exhibit E.
     (c) Supplier shall provide Coffeyville with its calculation of the Net Carrying Cost as part of the invoice for the Monthly True-Up Payment.
     8.3 Margin.

     (a) To the extent the aggregate notional volume covered by the Settled Spread Adjustments determined during any calendar month exceeds the aggregate volume of Crude Oil actually delivered to Coffeyville during such month, Supplier shall, with respect to those Settled Spread Adjustments payable to Coffeyville, determine (in a commercially reasonable manner) the number of undelivered Barrels under Sales Contracts that correspond to such excess (“Undelivered Barrels”) and, instead of being included in the Monthly Financial True Up Amount and the Monthly True Up Payment with respect to that calendar month, Supplier shall retain such amount as margin (“Margin”) to secure Coffeyville’s obligation to purchase such Undelivered Barrels. To the extent that, in any calendar month, any Undelivered Barrels are delivered and, at such time, Supplier is holding Margin previously provided to it pursuant to the preceding sentence, Supplier shall determine (in a commercially reasonable manner) the portion of such Margin attributable to such Undelivered Barrels and such amount shall be included in the Monthly True Up Payment with respect to that calendar month.
     (b) Coffeyville grants Supplier a first priority security interest in (and right of setoff against) all Margin from time to time held by Supplier to secure Coffeyville’s obligation to purchase any Undelivered Barrels. Coffeyville shall take such actions as Supplier reasonably requires to perfect Supplier’s first-priority security interest in (and right of setoff against) such Margin, and agrees that, in addition to any rights provided for in this Agreement, Supplier shall have, as to the Margin, all the rights of a secured party under the New York Uniform Commercial Code. Nothing in this Section 8.4 shall limit any rights of Supplier under any other provision of this Agreement, including without limitation, under Section 11.3 below.
ARTICLE 9
TEMPORARY ASSIGNMENT
     9.1 Temporary Assignment. Coffeyville shall temporarily assign to Supplier the Terminalling Agreements pursuant to the Temporary Assignments; provided, however that such Terminalling Agreements shall be used by Supplier solely for the benefit of Coffeyville.
     9.2 Inventory, Losses and Accounting. All loss of, damage to or contamination of Crude Oil while in the custody of the Terminal or occurring during the receipt, handling, storage or delivery of Crude Oil at the Terminal, including any casualty or other spillage shall be for Coffeyville’s account, except that any Catastrophic Loss shall be for Supplier’s account. Supplier shall notify Coffeyville of any claim for loss, damage or contamination within ninety (90) days after the date of delivery to Coffeyville. All such losses which are for Coffeyville’s account shall be handled in accordance with Section 4.6.
ARTICLE 10
SPREAD ADJUSTMENTS
     10.1 Spread Quotations. (***)

(***) If so requested by Coffeyville in connection with a Sale Contract, Supplier shall quote to Coffeyville a Spread Quotation based on the period, quantity and other terms specified by Coffeyville in its request. Any such Spread Quotation shall be determined (***) If Supplier provides a Spread Quotation, Coffeyville may accept the Spread Quotation by promptly agreeing thereto, which agreement may occur via a telephone conversation or through facsimile transmission, e-mail correspondence or instant messaging; provided that Supplier shall promptly confirm in writing any Spread Quotation agreed to by Coffeyville, which confirmation shall be substantially in the form of Exhibit G. Coffeyville may request a Spread Quotation either (i) in connection with an existing Sale Contract or (ii) in the absence of a Sale Contract, relating to a number of Barrels of Crude Oil as specified by Coffeyville, which it expects to purchase for delivery, in the case of U.S. domestic Crude Oil or Canadian Crude, (***)
     10.2 Spread Adjustments. Any Spread Quotation agreed to by the Parties pursuant to paragraph (a) above shall constitute a Spread Adjustment covering the number of Barrels of Crude Oil that served as the basis for the related Spread Quotation.
     10.3 Rollover of Spread Adjustments. At any time prior to the Cut-Off Date for any month, Coffeyville may request that Supplier quote to Coffeyville the basis on which it would terminate an outstanding Spread Adjustment and concurrently execute a new Spread Adjustment (***) provided that, following the Cut-Off Date, Coffeyville may ask Supplier to provide such a quotation for a Rollover Transaction and, subject to then existing market conditions, Supplier shall endeavor to do so in a commercially reasonable manner. Any quotation for a Rollover Transaction shall be determined by Supplier (***) If Supplier provides a quotation for such Rollover Transaction, Coffeyville may accept the same by promptly agreeing thereto, which agreement may occur via a telephone conversation or through facsimile transmission, e-mail correspondence or instant messaging; provided that Supplier shall promptly confirm in writing any such further adjustment agreed to by Coffeyville, which confirmation shall be substantially in the form of Exhibit G. Upon agreement to a Rollover Transaction, the relevant outstanding Spread Adjustment shall become a Settled Spread Adjustment and concurrently a new Spread Adjustment shall become outstanding.
     10.4 Monthly Schedule of Spread Adjustments. Promptly after Coffeyville delivers to Supplier the Monthly Delivery Schedule for the upcoming calendar month, Supplier shall supplement such Monthly Delivery Schedule with (i) a summary of the Sale Contracts for the calendar month and (ii) the summary of any grade differential that applies to each Sale Contract. (***)

(***)
     10.5 Monthly Volume Limitation on Spread Adjustments. In no event shall the aggregate notional quantity of Barrels subject to outstanding Spread Adjustments with pricing periods occurring in the same calendar month at any time exceed approximately 3,100,000 Barrels.
     10.6 Determinations by Supplier. All determinations with respect to the Spread Adjustments shall be based on Supplier’s books and records and such determination shall be final and binding on the Parties, absent manifest error. Supplier’s books and records solely relating to the Spread Adjustments, including a report in the form of Exhibit J hereto, shall be available to Coffeyville for review upon request. Upon discovery by either Party of an error in the accounting for Spread Adjustments, such error shall be corrected and any adjustment made as need be in the Monthly True-Up Payment.
ARTICLE 11
FINANCIAL INFORMATION AND REQUESTS FOR ADEQUATE ASSURANCES
     11.1 Provision of Financial Information. Coffeyville shall provide Supplier (i) within ninety (90) days following the end of each of its fiscal years, a copy of the annual report, containing audited consolidated financial statements for such fiscal year certified by independent certified public accountants and (ii) within forty-five (45) days after the end of its first three fiscal quarters of each fiscal year, a copy of the quarterly report, containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with GAAP or such other principles then in effect; provided, however, that should any such statements not be timely available due to a delay in preparation or certification, such delay shall not be considered an Event of Default so long as Coffeyville diligently pursues the preparation, certification and delivery of such statements.
     11.2 Notification of Certain Events. Coffeyville shall notify Supplier within one Business Day after learning of any of the following events:
     (i) Coffeyville’s or any of its Affiliates’ binding agreement to sell, lease, sublease, transfer or otherwise dispose of, or grant any Person (including an Affiliate) an option to acquire, in one transaction or a series of related transactions, all or a material portion of the Refinery assets; or
     (ii) Coffeyville’s or any of its Affiliates’ binding agreement to consolidate or amalgamate with, merge with or into, or transfer all or substantially all of its assets to, another entity (including an Affiliate);
          This Section 11.2 shall not apply to any future public offering of stock of Coffeyville or any of its Affiliates.
     11.3 Adequate Assurances.

     (a) Supplier may, in its sole discretion and upon notice to Coffeyville, require that Coffeyville provide it with satisfactory security for or adequate assurance (“Adequate Assurance”) of Coffeyville’s performance within 48 hours of giving such notice if:
     (i) Supplier determines that reasonable grounds for insecurity exist with respect to Coffeyville’s ability to perform its obligations hereunder; or
     (ii) A Coffeyville payment default or event which, with the giving of notice or lapse of time or both, would become a payment default hereunder, has occurred.
In the event Supplier gives such a notice pursuant to clause (i) above, such notice shall include a summary of the information upon which Supplier has based its determination that such reasonable grounds for insecurity exist. Such summary shall be in sufficient detail to reasonably communicate Supplier’s grounds that insecurity exists.
     (b) Any requirement for Adequate Assurance shall be satisfied only by Coffeyville’s delivery of the types of Eligible Forms of Assurance (as defined below) referred to in clauses (i) and/or (ii) of the definition thereof (it being agreed that the determination as to whether to provide either the type referred to in clause (i) or the type referred to in clause (ii) shall be made by Coffeyville in its sole discretion) or such other types of Eligible Forms of Assurance as Supplier shall deem acceptable in its sole discretion. “Eligible Forms of Assurance” shall consist of (i) an irrevocable standby or documentary letter of credit, for a duration and in an amount sufficient to cover a value up to the Current Exposure, including reasonable contingencies for the designated time period, in a format reasonably satisfactory to Supplier and issued or confirmed by a bank reasonably acceptable to Supplier; (ii) a prepayment to cover a value up to the Current Exposure; (iii) a surety instrument for a duration and in an amount sufficient to cover a value up to the Current Exposure, in a format reasonably satisfactory to Supplier and issued by a financial institution or insurance company reasonably acceptable to Supplier; or (iv) a security interest in the assets of Coffeyville to the extent permitted by the terms of the Specified Indebtedness and sufficient, in the reasonable judgment of the Supplier, to secure the Current Exposure. To continue to satisfy any requirement for Adequate Assurance, the amount of any Eligible Form of Assurance deemed acceptable by Supplier as Adequate Assurance shall be adjusted from time to time so that it is sufficient to cover the Current Exposure as it fluctuates.
     (c) Without prejudice to any other legal remedies available to Supplier and without Supplier incurring any Liabilities (whether to Coffeyville or to a third party), Supplier may, at its sole discretion, take any or all of the following actions if Coffeyville fails to give Adequate Assurance as required pursuant to this Section: (i) withhold or suspend its obligations, including payment obligations, under this Agreement, (ii) proceed against Coffeyville for damages occasioned by Coffeyville’s failure to perform, or (iii) exercise its termination rights under Article 17.

     (d) All bank charges relating to any letter of credit and any fees, commissions, costs and expenses incurred with respect to furnishing security are for Coffeyville’s account.
     (e) Coffeyville agrees, at any time and from time to time upon the request of Supplier, to execute, deliver and acknowledge, or cause to execute, deliver and acknowledge, such further documents and instruments and do such other acts and things as Supplier may reasonably request in order to fully effect the purposes of this Agreement.
     (f) Notwithstanding anything to the contrary herein, Coffeyville may, within sixty (60) days of its providing Adequate Assurance hereunder and upon five (5) days prior written notice to Supplier, terminate this Agreement. Such termination by Coffeyville shall not be a default hereunder and shall be deemed a termination pursuant to Article 18 hereof; provided, that, nothing in this Section 11.3(f) shall limit any of Supplier’s rights in the event Coffeyville fails to maintain acceptable Adequate Assurance or any other Event of Default with respect to Coffeyville occurs.
ARTICLE 12
REFINERY TURNAROUND, MAINTENANCE AND CLOSURE
     12.1 Coffeyville promptly shall notify Supplier of any scheduled maintenance or turnaround at the Refinery, or any revision to previous scheduled maintenance or turnaround, which may affect receipts of Crude Oil at the Delivery Point or the processing of Crude Oil in the Refinery. The Parties shall cooperate with each other in establishing maintenance and turnaround schedules that do not unnecessarily interfere with the receipt of Crude Oil that Supplier has committed to purchase.
     12.2 Coffeyville immediately shall notify Supplier orally (followed by prompt written notice) of any previously unscheduled downtime, maintenance or turnaround and its expected duration.
ARTICLE 13
TAXES
     13.1 Prices in this Agreement do not include any applicable sales, use, valorem, excise, property, spill, environmental, or similar taxes, duties and fees (each, a “Tax” and collectively, “Taxes”) regardless of the taxing authority. Coffeyville shall pay such Taxes unless there is an applicable exemption from such Tax, with written confirmation of such Tax exemption to be provided to Supplier. To the extent Supplier is required by law to collect such Taxes, one hundred percent (100%) of such Taxes shall be added to invoices as separately stated charges and paid in full by Coffeyville in accordance with this Agreement, unless Coffeyville is exempt from such Taxes and furnishes Supplier with a certificate of exemption. Supplier shall be responsible for all taxes imposed on Supplier’s income or property (other than on any Crude Oil). Without limiting the generality of the foregoing, the Parties acknowledge and agree that to the extent any Canadian Goods and Services Tax (“GST”) is incurred or payable with respect to any Purchase or Sales Contracts relating to Canadian Crude, Coffeyville shall be responsible for paying such GST or, if Supplier is required to make any such payment, promptly reimbursing Supplier therefor. Supplier will use its commercially reasonable efforts to avoid the GST as legally permissible and will file the necessary documents to obtain a refund of any GST paid but not due and owing under applicable law.
     13.2 If Coffeyville disagrees with Supplier’s determination that any Tax is due with respect to transactions under this Agreement, Coffeyville shall have the right to seek an administrative determination from the applicable taxing authority, or, alternatively, Coffeyville shall have the right to contest any asserted claim for such Taxes, subject to its agreeing to indemnify Supplier for the entire amount of such contested Tax (including any associated interest and/or late penalties) should such Tax be deemed applicable. Supplier agrees to reasonably cooperate with the Coffeyville in the event Coffeyville determines to contest any such Taxes.
     13.3 Coffeyville and Supplier shall promptly inform each other in writing of any assertion by a taxing authority of additional tax liability in respect of said transactions. Any legal proceedings or any other action against Supplier with respect to such asserted liability shall be under Supplier’s direction but Coffeyville shall be consulted. Any legal proceedings or any other action against Coffeyville with respect to such asserted liability shall be under Coffeyville’s direction but Supplier shall be consulted. In any event, Coffeyville and Supplier shall fully cooperate with each other as to the asserted liability. Each party shall bear all the reasonable costs of any action undertaken by the other at the Party’s request.
ARTICLE 14
INSURANCE
     14.1 Insurance Coverages. Supplier shall procure and maintain in full force and effect throughout the term of this Agreement insurance coverages of the following types and amounts and with insurance companies rated not less than A- by A.M. Best, or otherwise reasonably satisfactory to Coffeyville in respect of Supplier’s purchase of Crude Oil cargoes under this Agreement (provided the foregoing shall not limit Coffeyville’s obligation to reimburse any insurance costs pursuant to Articles 6 and 7):
     (a) Property (cargo) damage coverage on an “all risk” basis in an amount sufficient to cover the market value or potential full replacement cost of all Crude Oil (including, but not limited to Crude Oil cargoes and Crude Oil in transit in pipelines) to be delivered to Coffeyville at the Delivery Point. In the event that the market value or potential full replacement cost of all Crude Oil (Crude Oil cargoes and Crude Oil in transit in pipelines) exceeds the insurance limits available or the insurance limits available at commercially reasonable rates in the insurance marketplace, Supplier will maintain the highest insurance limit available at commercially reasonable rates; provided, however, that Supplier will promptly notify Coffeyville (and, in any event prior to the transportation of any Crude Oil that would not be fully insured) of Supplier’s inability to fully insure any Crude Oil and provide full details of such inability. Notwithstanding anything to the contrary herein, Coffeyville, may, at its option and expense, upon prior notice to Supplier, endeavor to procure and provide such property damage coverage for the Crude Oil.
     (b) Comprehensive or commercial general liability coverage and umbrella or excess liability coverage, which includes bodily injury, broad form property damage and contractual liability, marine or charterers’ liability and “sudden and accidental pollution” liability coverage in a minimum amount of $300,000,000 per occurrence and $500,000,000 in the aggregate.
     14.2 Additional Insurance Requirements.
     (a) The foregoing policies shall include an endorsement that the underwriters waive all rights of subrogation against Coffeyville.
     (b) Supplier shall cause its insurance carriers to furnish Coffeyville with insurance certificates, in a form and from a party reasonably satisfactory to Coffeyville, evidencing the existence of the coverages and endorsements required. The certificates shall specify that no insurance will be canceled during the term of this Agreement unless Coffeyville is given written notice prior to cancellation becoming effective. Supplier also shall provide renewal certificates within thirty (30) days before expiration of the policy.
     (c) The mere purchase and existence of insurance does not reduce or release either Party from any liability incurred or assumed under this Agreement.
     (d) Supplier shall comply with all notice and reporting requirements in the foregoing policies and timely pay all premiums.
ARTICLE 15
FORCE MAJEURE
     15.1 Neither Party shall be liable to the other if it is rendered unable by an event of Force Majeure to perform in whole or in part any obligation or condition of this Agreement (other than payment obligations), for so long as the event of Force Majeure exists and to the extent that performance is hindered by the event of Force Majeure; provided, however, that the Party unable to perform (the “Affected Party”) shall use any commercially reasonable efforts to avoid or remove the event of Force Majeure. During the period that performance by the Affected Party of a part or whole of its obligations has been suspended by reason of an event of Force Majeure, the other Party (the “Non-Affected Party”) likewise may suspend the performance of all or a part of its obligations to the extent that such suspension is commercially reasonable, except for any payment and indemnification obligations.
     15.2 The Affected Party shall give prompt oral notice to the Non-Affected Party, to be followed by written notice within twelve (12) hours after receiving notice of the occurrence of a Force Majeure event, including, to the extent feasible, the details and the expected duration of the Force Majeure event and the volume of Crude Oil affected. The Affected Party also shall promptly notify the Non-Affected Party when the event of Force Majeure is terminated. However, the failure or inability of the Affected Party to provide such notice within the time periods specified above shall not preclude it from declaring an event of Force Majeure, so long as it has diligently endeavored to notify the Non-Affected Party.
     15.3 In the event the Affected Party’s performance is suspended due to an event of Force Majeure in excess of thirty (30) consecutive days after the date that notice of such event is given, and so long as such event is continuing, the Non-Affected Party, in its sole discretion, may terminate or curtail its obligations under the Sale Contract or Sale Contracts affected by such event of Force Majeure (the “Affected Sale Contracts”) by giving notice of such termination or curtailment to the Affected Party, and neither Party shall have any further liability to the other in respect of such Affected Sale Contracts to the extent terminated or curtailed, except for the rights and remedies previously accrued under this Agreement, any payment and indemnification obligations by either Party under this Agreement and the obligations set forth in Article 18.
     15.4 If any Affected Sale Contract is not terminated pursuant to this Article 15 or any other provision of this Agreement, performance shall resume to the extent made possible by the end or amelioration of the event of Force Majeure in accordance with the terms of this Agreement; provided, however, that the term of this Agreement shall not be extended.
     15.5 The Parties acknowledge and agree that the right of Supplier to declare a Force Majeure based upon any failure by a Counterparty to deliver Crude Oil under a Purchase Contract is solely for purposes of determining the respective rights and obligations as between Supplier and Coffeyville with respect to any Crude Oil delivery affected thereby, and any such declaration shall not excuse any Counterparty’s default under one or more Purchase Contracts. Any claims that Supplier may have as a result of such Counterparty’s failure shall be subject to Section 4.6 hereof and any other applicable provisions of this Agreement relating to claims against third parties.
ARTICLE 16
REPRESENTATIONS, WARRANTIES AND COVENANTS
     16.1 Mutual Representations. Each Party represents and warrants to the other Party as of the Restatement Effective Date and each sale of Crude Oil hereunder, that:
     (a) It is an “Eligible Contract Participant” as defined in Section 1a(12) of the Commodity Exchange Act, as amended.
     (b) It is (i) a “forward contract merchant” in respect of this Agreement and this Agreement and each sale of Crude Oil hereunder constitutes a “forward contract,” as such terms are defined in the Bankruptcy Code and (ii) a “swap participant” or a “financial participant” and each Spread Adjustment hereunder constitutes a “swap agreement” and a “forward contract,” as such terms are defined in the Bankruptcy Code.
     (c) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and in good standing under such laws.
     (d) It has the corporate, governmental or other legal capacity, authority and power to execute this Agreement, to deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize the foregoing.
     (e) The execution, delivery and performance in the preceding paragraph (d) do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.
     (f) All governmental and other authorizations, approvals, consents, notices and filings that are required to have been obtained or submitted by it with respect to this Agreement have been obtained or submitted and are in full force and effect, and all conditions of any such authorizations, approvals, consents, notices and filings have been complied with.
     (g) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law).
     (h) No Event of Default or Potential Event of Default has occurred and is continuing, and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement.
     (i) There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, Governmental Authority, official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.
     (j) It is not relying upon any representations of the other Party other than those expressly set forth in this Agreement.
     (k) It has entered into this Agreement as principal (and not as advisor, agent, broker or in any other capacity, fiduciary or otherwise), with a full understanding of the material terms and risks of the same, and is capable of assuming those risks.
     (l) It has made its trading and investment decisions (including their suitability) based upon its own judgment and any advice from its advisors as it has deemed necessary and not in reliance upon any view expressed by the other Party.
     (m) The other Party (i) is acting solely in the capacity of an arm’s-length contractual counterparty with respect to this Agreement, (ii) is not acting as a financial advisor or fiduciary or in any similar capacity with respect to this Agreement and (iii) has not given to it any assurance or guarantee as to the expected performance or result of this Agreement.

     (n) It is not bound by any agreement that would preclude or hinder its execution, delivery, or performance of this Agreement.
     (o) Neither it nor any of its Affiliates has been contacted by or negotiated with any finder, broker or other intermediary in connection with the sale of Crude Oil hereunder who is entitled to any compensation with respect thereto.
     (p) None of its directors, officers, employees or agents or those of its Affiliates has received or will receive any commission, fee, rebate, gift or entertainment of significant value in connection with this Agreement.
ARTICLE 17
DEFAULT AND TERMINATION
     17.1 Events of Default. Notwithstanding any other provision of this Agreement, the occurrence of any of the following shall constitute an “Event of Default”:
     (a) Either Party fails to make payment when due under this Agreement within one (1) Business Day after a written demand therefor; or
     (b) Other than a default described in Sections 17.1(a) and (c), either Party fails to perform any material obligation or covenant to the other under this Agreement, which is not cured to the reasonable satisfaction of the other Party (in its sole discretion) within five (5) Business Days after the date that such Party receives written notice that such obligation or covenant has not been performed; or
     (c) Either Party breaches any material representation or material warranty made or repeated or deemed to have been made or repeated by the Party, or any warranty or representation proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated under this Agreement; provided, however, that if such breach is curable, such breach is not cured to the reasonable satisfaction of the other Party within ten (10) Business Days after the date that such Party receives notice that corrective action is needed; or
     (d) Either Party becomes Bankrupt; or
     (e) Either Party or any of its Designated Affiliates (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or any early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf); or

     (f) Coffeyville or any of its Affiliates sells, leases, subleases, transfers or otherwise disposes of, in one transaction or a series of related transactions, all or a material portion of the assets of the Refinery; or
     (g) Coffeyville or any of its Affiliates (i) consolidates or amalgamates with, merges with or into, or transfers all or substantially all of its assets to, another entity (including an Affiliate) or any such consolidation, amalgamation, merger or transfer is consummated, and (ii) the successor entity resulting from any such consolidation, amalgamation or merger or the Person that otherwise acquires all or substantially all of the assets of Coffeyville or any of its Affiliates (A) does not assume, in a manner satisfactory to Supplier, all of Coffeyville’s obligations hereunder, including under any Sale Contract or any Spread Adjustment, or (B) has an “issuer credit” rating below BB- by Standard and Poor’s Ratings Group or a “family credit” rating below B1 by Moody’s Investors Service, Inc. (or an equivalent successor rating classification); or
     (h) Coffeyville fails to provide Adequate Assurance in accordance with Section 11.3; or
     (i) There shall occur either (A) a default, event of default or other similar condition or event (however described) in respect of Coffeyville or any of its Affiliates under one or more agreements or instruments relating to Specified Indebtedness in an aggregate amount of not less than $20,000,000 which has resulted in such Specified Indebtedness becoming due and payable under such agreements and instruments before it would have otherwise been due and payable or (B) a default by Coffeyville or any of its Affiliates (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than $10,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period), provided that a default under clause (B) above shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Business Days of such party’s receipt of written notice of its failure to pay.
Coffeyville shall be the Defaulting Party upon the occurrence of any of the events described in clauses (f), (g), (h) and (i) above.
     17.2 Remedies Upon Event of Default.
     (a) Notwithstanding any other provision of this Agreement, upon the occurrence of an Event of Default with respect to either Party (referred to as the “Defaulting Party”), the other Party (the “Non-Defaulting Party”) shall have the right immediately and at any time(s) thereafter to terminate this Agreement and to liquidate and terminate any or all Sale Contracts then outstanding between the Parties; provided, however, that, in the case of an event described in Section 17.1(e), if Supplier is the Non-Defaulting Party, or an event described in Section 17.1(i), the exercise of Supplier’s rights hereunder shall be subject to the provisions of Section 17.3. A Settlement Amount (as defined below) shall be calculated in a commercially reasonable manner for each such liquidated and terminated Sale Contract and be payable by one Party to the other. “Settlement Amount” shall mean, with respect to a Sale Contract and the Non-Defaulting Party, the losses and costs (or gains) expressed in U.S. Dollars, which such Party incurs as a result of the liquidation, including losses and costs (or gains) based upon the then current replacement value of such Sale Contract together with, at the Non-Defaulting Party’s election but without duplication or limitation, all reasonable losses and costs which such Party incurs as a result of maintaining, terminating, obtaining or re-establishing any hedge or related trading positions, which, for purposes of such determination, shall include (x) the losses and costs (or gains) incurred as a result of the liquidation and termination of all Spread Adjustments and any hedges or trading positions related thereto, and (y) the losses and costs incurred by Supplier in terminating, transferring, redeploying or otherwise modifying any outstanding Purchase Contracts. The Settlement Amount shall be due to or from the Non-Defaulting Party as appropriate. The Non-Defaulting Party shall determine the Settlement Amount of each Sale Contract as of the date on which such termination occurs by reference to such futures, forward, swap and options markets as it shall select in its reasonable judgment. In calculating a Settlement Amount, the Non-Defaulting Party shall discount to present value (in any commercially reasonable manner based on London interbank rates for the applicable period and currency) any amount which would be due at a later date and shall add interest (at a rate determined in the same manner) to any amount due prior to the date of the calculation.
     (b) Without limiting any other rights or remedies hereunder, if an Event of Default occurs and Supplier is the Non-Defaulting Party, Supplier may, in its discretion, (i) withhold or suspend its obligations, including any of its delivery or payment obligations, under this Agreement, (ii) reclaim and repossess any and all of the Crude Oil then held at the Refinery, and (iii) otherwise arrange for the disposition of any Crude Oil subject to outstanding Purchase Contracts and/or the modification, settlement or termination of such outstanding Purchase Contracts in such manner as it elects.
     (c) The Non-Defaulting Party shall set off (i) all such Settlement Amounts that are due to the Defaulting Party, plus any performance security (including margin) then held by the Non-Defaulting Party, plus (at the Non-Defaulting Party’s election) any or all other amounts due to the Defaulting Party hereunder (including without limitation under Section 7.3 or 8.1 above), against (ii) all such Settlement Amounts that are due to the Non-Defaulting Party, plus any performance security (including margin) then held by the Defaulting Party, plus (at the Non-Defaulting Party’s election) any or all other amounts due to the Non-Defaulting Party hereunder (including without limitation under Section 7.3 or 8.1 above), so that all such amounts shall be netted to a single liquidated amount payable by one Party to the other (the “Liquidated Amount”). The Party with the payment obligation shall pay the Liquidated Amount to the other Party within one Business Day of the liquidation.
     (d) No delay or failure on the part of the Non-Defaulting Party to exercise any right or remedy to which it may be entitled on account of any Event of Default shall constitute an abandonment of any such right, and the Non-Defaulting Party shall be entitled to exercise such right or remedy at any time during the continuance of an Event of Default.
     (e) The Non-Defaulting Party’s rights under this Section shall be in addition to, and not in limitation or exclusion of, any other rights which the Non-Defaulting Party may have (whether by agreement, operation of law or otherwise), including without limitation any rights of recoupment, setoff, combination of accounts, as a secured party or under any LCs or other credit support. The Defaulting Party shall indemnify and hold the Non-Defaulting Party harmless from all costs and expenses, including reasonable attorney fees, incurred in the exercise of any remedies hereunder.
     (f) If an Event of Default occurs, the Non-Defaulting Party may, without limitation on its rights under this Section, set off amounts which the Defaulting Party owes to it against any amounts which it owes to the Defaulting Party (whether hereunder, under a Sale Contract or otherwise and whether or not then due).
     17.3 Forbearance Period.
     (a) If a Specified Transaction Event of Default or a Specified Indebtedness Event of Default occurs, Supplier agrees that, for a period of up to sixty (60) consecutive calendar days thereafter (the “Forbearance Period”), it shall forbear from exercising its rights and remedies under Section 17.2 to the extent it is otherwise entitled to do so based on such occurrence; provided that:
          (i) at all times during the Forbearance Period, either the Current Exposure shall equal zero or the aggregate amount of Undrawn LCs shall exceed the Current Exposure; and
          (ii) at no time during the Forbearance Period, shall any other Event of Default have occurred.
     (b) The Forbearance Period shall end on the earlier to occur of (i) the sixtieth (60th) day following the occurrence of the Specified Transaction Event of Default or the Specified Indebtedness Event of Default, as the case may be, or (ii) the time as of which the condition in either clause (i) or (ii) of Section 17.3(a) is no longer satisfied. During the Forbearance Period, Supplier shall continue to supply Crude Oil to Coffeyville pursuant to the provisions hereof.
     (c) From and after the end of the Forbearance Period, Supplier shall be entitled to exercise any and all of the rights and remedies it may have (including without limitation under Section 17.2) based on the occurrence of such Specified Transaction Event of Default or Specified Indebtedness Event of Default, as the case may be, as if no Forbearance Period had occurred (regardless of whether such Specified Transaction Event of Default or Specified Indebtedness Event of Default, as the case may be, has been remedied or waived during such Forbearance Period).

ARTICLE 18
SETTLEMENT AT TERMINATION
     18.1 Upon expiration or termination of this Agreement for any reason other than as a result of an Event of Default (such date, the “Termination Date”), the Parties promptly shall reconcile and determine all amounts owed to each other under this Agreement (the “Termination Amount”), as provided in this Article 18. The provisions of this Article 18 shall in no way limit the rights and remedies which the Non-Defaulting Party may have as a result of an Event of Default, whether pursuant to Section 17 above or otherwise.
     (a) The Parties shall determine as soon as practicable how to dispose of any Contracted Volumes and whether any executory Purchase Contracts for such Contracted Volumes will be assigned by Supplier to Coffeyville. If the terms of a Purchase Contract permit and are satisfactory to Supplier in its sole discretion, Supplier shall assign to Coffeyville its rights and obligations under any Purchase Contract, to be effective as of the Termination Date, provided that such assignment results in Supplier’s complete release from any obligations under such Purchase Contract. If an executory Purchase Contract is not assignable on terms reasonably satisfactory to Supplier, Coffeyville shall purchase and pay for such Crude Oil under the terms of such Purchase Contract through Supplier and Supplier shall transfer possession and title to such Crude Oil to Coffeyville following such payment by Coffeyville. Any failure to make such payment shall result in an Event of Default and entitle Supplier to exercise its rights and remedies hereunder as a Non-Defaulting Party.
     (b) The Parties promptly shall exchange all information necessary to determine the final calculations of all Crude Oil Purchase Costs, the Fixed Supply Service Fee, Supplemental Service Fee and any and all necessary adjustments to amounts that are or were due one Party from the other Party since the Closing Date (whether or not previously invoiced or paid). Supplier shall compute the Net Carrying Cost as of the Termination Date.
     (c) Coffeyville shall, at its option, either:
          (i) On the Termination Date, purchase from Supplier all Inventories at the prices provided for herein; or
          (ii) Purchase on a daily basis from Supplier all Contracted Volumes in accordance with the terms hereof in the normal course until all Contracted Volumes purchased by Supplier prior to the Termination Date have been delivered to Coffeyville at the Delivery Point.
     (d) Supplier shall have no further obligation to purchase and shall not purchase or pay for Crude Oil or incur any Crude Oil Purchase Costs on and after the Termination Date. Except as a notice period may be required by an assignment agreement, Supplier shall not be obligated to purchase, take title to or pay for any Crude Oil as of the date that it notifies Coffeyville of the Termination Date.
     18.2 Termination Amount.

     (a) The Termination Amount shall equal (i) any unpaid amounts for Crude Oil that Coffeyville owes under this Agreement, plus (ii) any amounts that Coffeyville owes Supplier for the Fixed Supply Service Fee, plus (iii) to the extent not included in clauses (i) or (ii) above, any other amounts payable by Coffeyville under Section 7.3 or 8.1 above, plus (iv) any unpaid Net Carrying Cost, plus (v) any other amounts or adjustments that are owed by Coffeyville to Supplier under this Agreement, minus (vi) any other amounts or adjustments that are owed by Supplier to Coffeyville under this Agreement. All of the foregoing amounts shall be aggregated or netted to a single liquidated amount owing from one Party to the other. If the Termination Amount is a positive number, it shall be due to Supplier and if it is a negative number, the absolute value thereof shall be due to Coffeyville.
     (b) Supplier shall prepare and provide Coffeyville with a statement showing the calculation of the Termination Amount within five (5) Business Days from the Termination Date or, if such determination cannot be made in a commercially reasonable manner by Supplier within such 5 Business Day period, within such longer period so long as Supplier proceeds in a commercially reasonable manner to complete the determination and calculation of such Termination Amount.
     (c) Coffeyville or Supplier, as the case may be, shall pay the Termination Amount to the other within one (1) Business Day after receiving Supplier’s calculation and all appropriate supporting documentation.
     (d) Following the Termination Date, Supplier shall reasonably cooperate with Coffeyville, at Coffeyville’s expense, for the purpose of the reassignment of any agreements previously assigned to Supplier and the transfer to Coffeyville of any and all shipper rights of any type whatsoever related to the Pipeline System.
ARTICLE 19
INDEMNIFICATION
     19.1 To the fullest extent permitted by Applicable Law and except as specified otherwise elsewhere in this Agreement, Supplier shall defend, indemnify and hold harmless Coffeyville, its Affiliates, and their directors, officers, employees, representatives, agents and contractors for and against any Liabilities directly or indirectly arising out of (i) any breach by Supplier of any covenant or agreement contained herein or made in connection herewith or any representation or warranty of Supplier made herein or in connection herewith proving to be false or misleading, (ii) any failure by Supplier to comply with or observe any Applicable Law, (iii) Supplier’s negligence or willful misconduct, or (iv) injury, disease, or death of any person or damage to or loss of any property, fine or penalty, as well as any Liabilities directly or indirectly arising out of or relating to environmental losses such as oil discharges or violations of Environmental Law at or before the Delivery Point in performing its obligations under this Agreement, except to the extent that such injury, disease, death, or damage to or loss of property was caused by the negligence or willful misconduct on the part of Coffeyville, its Affiliates or any of their respective employees, representatives, agents or contractors.

     19.2 To the fullest extent permitted by Applicable Law and except as specified otherwise elsewhere in this Agreement, Coffeyville shall defend, indemnify and hold harmless Supplier, its Affiliates, and their directors, officers, employees, representatives, agents and contractors for and against any Liabilities directly or indirectly arising out of (i) any breach by Coffeyville of any covenant or agreement contained herein or made in connection herewith or any representation or warranty of Coffeyville made herein or in connection herewith proving to be false or misleading, (ii) Coffeyville’s handling, storage or refining of any Crude Oil or the products thereof, (iii) Coffeyville’s negligence or willful misconduct, (iv) any failure by Coffeyville to comply with or observe any Applicable Law, or (v) injury, disease, or death of any person or damage to or loss of any property, fine or penalty, any of which is caused by Coffeyville or its employees, representatives, agents or contractors in the exercise of any of the rights granted hereunder, except to the extent that such injury, disease, death, or damage to or loss of property was caused by the negligence or willful misconduct on the part of Supplier, its Affiliates or any of their respective employees, representatives, agents or contractors.
     19.3 In addition to the indemnification obligations set forth in Sections 19.1 and 19.2 and elsewhere in this Agreement, each Party (referred to as the “Indemnifying Party”) shall indemnify and hold the other Party (the “Indemnified Party”), its Affiliates, and their employees, directors, officers, representatives, agents and contractors, harmless from and against any and all Liabilities directly or indirectly arising from (i) the Indemnifying Party’s breach of this Agreement, (ii) the Indemnifying Party’s failure to comply with Applicable Law with respect to the sale, transportation, storage, handling or disposal of Crude Oil, unless such liability results from the Indemnified Party’s negligence or willful misconduct or (iii) any of the Indemnifying Party’s representations, covenants or warranties made herein proving to be materially incorrect or misleading when made.
     19.4 The Parties’ obligations to defend, indemnify, and hold each other harmless under the terms of this Agreement shall not vest any rights in any third party (whether a Governmental Authority or private entity), nor shall they be considered an admission of liability or responsibility for any purposes other than those enumerated in this Agreement.
     19.5 Each Party agrees to notify each other as soon as practicable after receiving notice of any claim or suit brought against it within the indemnities of this Agreement, shall furnish to the other the complete details within its knowledge and shall render all reasonable assistance requested by the other in the defense; provided, that, the failure to give such notice shall not affect the indemnification provided hereunder, except to the extent that the Indemnifying Party is materially adversely affected by such failure. Each Party shall have the right but not the duty to participate, at its own expense, with counsel of its own selection, in the defense and settlement thereof without relieving the other of any obligations hereunder. Notwithstanding the foregoing, an Indemnifying Party shall not be entitled to assume responsibility for and control of any judicial or administrative proceeding if such proceeding involves an Event of Default by the Indemnifying Party under this Agreement which shall have occurred and be continuing.

ARTICLE 20
LIMITATION ON DAMAGES
     Unless otherwise expressly provided in this Agreement, the Parties’ liability for damages is limited to direct, actual damages only (which include any amounts determined under Article 17) and neither Party shall be liable for specific performance, lost profits or other business interruption damages, or special, consequential, incidental, punitive, exemplary or indirect damages, in tort, contract or otherwise, of any kind, arising out of or in any way connected with the performance, the suspension of performance, the failure to perform, or the termination of this Agreement; provided, however, that, such limitation shall not apply with respect to (i) any third party claim for which indemnification is available under this Agreement or (ii) any breach of Article 22. Each Party acknowledges the duty to mitigate damages hereunder.
ARTICLE 21
AUDIT AND INSPECTION
     21.1 During the Term of this Agreement each Party and its duly authorized representatives, upon reasonable notice and during normal working hours, shall have access to the accounting records and other documents maintained by the other Party, or any of the other Party’s contractors and agents, which relate to this Agreement; provided, that, neither this Section nor Section 10.1(i) shall entitle Coffeyville to have access to any records concerning any hedges or offsetting transactions or other trading positions or pricing information that may have been entered into with other parties or utilized in connection with any Spread Quotations or Spread Adjustments. The right to inspect or audit such records shall survive termination of this Agreement for a period of two (2) years following the later of the Termination Date. Each Party shall preserve, and shall cause all contractors or agents to preserve, all of the aforesaid documents for a period of at least two (2) years from the Termination Date.
ARTICLE 22
CONFIDENTIALITY
     22.1 In addition to Coffeyville’s confidentiality obligations under the Transaction Guidelines, the Parties agree that the specific terms and conditions of this Agreement including the list of approved Counterparties, the Transaction Guidelines and the drafts of this Agreement exchanged by the Parties and any information exchanged between the Parties, including calculations of any fees or other amounts paid by Coffeyville to Supplier under this Agreement and all information received by Supplier from Coffeyville relating to the costs of operation, operating conditions, and other commercial information of Coffeyville not made available to the public, are confidential and shall not be disclosed to any third party, except (i) as may be required by court order or Applicable Laws or as requested by a Governmental Authority, (ii) to such Party’s or its Affiliates’ employees, directors, shareholders, auditors, consultants, banks, lenders, financial advisors and legal advisors, or (iii) to such Party’ insurance providers, solely for the purpose of procuring insurance coverage or confirming the extent of existing insurance coverage; provided, that, prior to any disclosure permitted by this clause (iii), such insurance providers shall have agreed in writing to keep confidential any information or document subject to this Section. The confidentiality obligations under this Agreement shall survive termination of this Agreement for a period of two years following the Termination Date. Coffeyville’s

Affiliates shall include GS Capital Partners V Fund and Kelso & Company solely for the purposes of this Article 22.
     22.2 In the case of disclosure covered by clause (i) of Section 22.1, to the extent practicable and legally permissible, the disclosing Party shall notify the other Party in writing of any proceeding of which it is aware which may result in disclosure, and use reasonable efforts to prevent or limit such disclosure. The Party seeking to prevent or limit such disclosure shall be responsible for all costs and expenses incurred by both Parties in connection therewith. The Parties shall be entitled to all remedies available at law, or in equity, to enforce or seek relief in connection with the confidentiality obligations contained herein.
     22.3 Tax Disclosure. Notwithstanding anything herein to the contrary, the Parties (and their respective employees, representatives or other agents) are authorized to disclose to any person the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Parties relating to that treatment and structure, without the Parties imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
ARTICLE 23
GOVERNING LAW
     23.1 This Agreement shall be governed by, construed and enforced under the laws of the State of New York without giving effect to its conflicts of laws principles that would require the application of the laws of another state.
     23.2 Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any federal or state court of competent jurisdiction situated in the City of New York, (without recourse to arbitration unless both Parties agree in writing), and to service of process by certified mail, delivered to the Party at the address indicated in Article 25. Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection to personal jurisdiction, whether on grounds of venue, residence or domicile.
     23.3 EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT.
ARTICLE 24
ASSIGNMENT
     24.1 This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their respective successors and permitted assigns.
     24.2 Coffeyville shall not assign this Agreement or its rights or interests hereunder in whole or in part, or delegate its obligations hereunder in whole or in part, without the express written consent of Supplier; provided, however, that no such consent shall be required with respect to an assignment by Coffeyville to any Person that succeeds to all or substantially all of the Refinery and assumes Coffeyville’s obligations hereunder whether by contract, operation of law or otherwise if such Person has an “issuer credit” rating above B+ by Standard and Poor’s Ratings Group and a “family credit” rating above B2 by Moody’s Investors Service, Inc. (or an equivalent successor rating classification) or, if such Person is not rated by either of such rating agencies, its creditworthiness (as determined by Supplier in its commercially reasonable judgment) is equivalent or superior to that of an entity which has debt ratings that satisfy the foregoing ratings requirement. Supplier may, without Coffeyville’s consent, assign and delegate all of Supplier’s rights and obligations hereunder to (i) any Affiliate of Supplier, provided that the obligations of such Affiliate hereunder are guaranteed by The Goldman Sachs Group, Inc. or (ii) any non-Affiliate Person that succeeds to all or substantially all of its assets and business and assumes the Supplier’s obligations hereunder, whether by contract, operation of law or otherwise, provided that the creditworthiness of such successor entity is equal or superior to the creditworthiness of Supplier immediately prior to such assignment. Any other assignment by Supplier shall require Coffeyville’s consent.
     24.3 Any attempted assignment in violation of this Article 26 shall be null and void ab initio and the non-assigning Party shall have the right, without prejudice to any other rights or remedies it may have hereunder or otherwise, to terminate this Agreement effective immediately upon notice to the Party attempting such assignment.
ARTICLE 25
NOTICES
     25.1 All invoices, notices, requests and other communications given pursuant to this Agreement shall be in writing and sent by facsimile or nationally recognized overnight courier. A notice shall be deemed to have been received when transmitted by facsimile to the other Party’s facsimile number set forth in Schedule I (if confirmed by the notifying Party’s transmission report), or on the following Business Day if sent by nationally recognized overnight courier to the other Party’s address set forth in Schedule I and to the attention of the person or department indicated; provided, that, a copy of any such notice or communication pursuant to Section 11, 15, 17, 18, 19 or 24 shall also be provided to the party indicated below. A Party may change its address or facsimile number by giving written notice in accordance with this Section, which is effective upon receipt.
If to Coffeyville, to:
Coffeyville Resources Refining & Marketing, LLC
10 East Cambridge Circle Drive, Suite 250
Kansas City, Kansas 66103
Attn: Chief Executive Officer
Fax: 913-891-0000
And with additional copy to:
Coffeyville Resources Refining & Marketing, LLC
10 East Cambridge Circle Drive, Suite 250
Kansas City, Kansas 66103

Attn: General Counsel
Fax: 913-891-0000
If to Supplier, to:
J. Aron & Company
One New York Plaza
New York, New York 10004
Attn: Daniel Feit
ARTICLE 26
NO WAIVER, CUMULATIVE REMEDIES
     26.1 The failure of a Party hereunder to assert a right or enforce an obligation of the other Party shall not be deemed a waiver of such right or obligation. The waiver by any Party of a breach of any provision of, or Event of Default or Potential Event of Default under, this Agreement shall not operate or be construed as a waiver of any other breach of that provision or as a waiver of any breach of another provision of, Event of Default or Potential Event of Default under, this Agreement, whether of a like kind or different nature.
     26.2 Each and every right granted to the Parties under this Agreement or allowed it by law or equity, shall be cumulative and may be exercised from time to time in accordance with the terms thereof and Applicable Law.
ARTICLE 27
NATURE OF THE TRANSACTION AND RELATIONSHIP OF PARTIES
     27.1 This Agreement shall not be construed as creating a partnership, association or joint venture between the Parties. It is understood that Coffeyville is an independent contractor with complete charge of its employees and agents in the performance of its duties hereunder, and nothing herein shall be construed to make Coffeyville, or any employee or agent of Coffeyville, an agent or employee of Supplier.
     27.2 Except as authorized by the Transaction Guidelines, neither Party shall have the right or authority to negotiate, conclude or execute any contract or legal document with any third person; to assume, create, or incur any liability of any kind, express or implied, against or in the name of the other; or to otherwise act as the representative of the other, unless expressly authorized in writing by the other.
ARTICLE 28
MISCELLANEOUS
     28.1 If any Article, Section or provision of this Agreement shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from this Agreement and the remaining portions of this Agreement shall remain in full force and effect.

     28.2 The terms of this Agreement constitute the entire agreement between the Parties with respect to the matters set forth in this Agreement, and no representations or warranties shall be implied or provisions added in the absence of a written agreement to such effect between the Parties. This Agreement shall not be modified or changed except by written instrument executed by the Parties’ duly authorized representatives.
     28.3 No promise, representation or inducement has been made by either Party that is not embodied in this Agreement or the Temporary Assignment, and neither Party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.
     28.4 Time is of the essence with respect to all aspects of each Party’s performance of any obligations under this Agreement.
     28.5 Nothing expressed or implied in this Agreement is intended to create any rights, obligations or benefits under this Agreement in any person other than the Parties and their successors and permitted assigns.
     28.6 All audit rights, payment, confidentiality and indemnification obligations and obligations under this Agreement shall survive the expiration or termination of this Agreement.
     28.7 This Agreement may be executed by the Parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument.
     28.8 All Sale Contracts and other transactions hereunder (including Spread Adjustments) are entered into in reliance on the fact this Agreement and all such Sale Contracts, Spread Adjustments and other transactions constitute a single integrated agreement between the parties, and the parties would not have otherwise entered into any Sale Contract, Spread Adjustments or other transactions hereunder.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Party hereto as caused this Agreement to be executed by its duly authorized representative as of the date first above written.
J. ARON & COMPANY

By:	/s/ Jeff Resnick

Title:	Managing Director

Date:	December 28, 2007

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

By:	/s/ Stanley A. Riemann

Title:	COO

Date:	December 28, 2007

Amended and Restated Crude Oil Supply Agreement Signature Page

Exhibit 10.1
SCHEDULE II
CALCULATION OF MONTHLY TRUE-UP PAYMENT
     1. Amount of Monthly True Up Payment. The Monthly True-Up Payment for any calendar month shall be equal to: (i) the Monthly Physical True Up Amount for that month, plus (ii) the Monthly Financial True Up Amount for that month, plus (iii) the Total Fixed Supply Service Fee for that month, plus (iv) the Monthly Supplemental Fee for that month, plus (v) unless previously paid, the aggregate amount, if any, due to Supplier pursuant to the proviso in Section 5.1 above, plus (vi) the Net Carrying Cost for that month; plus or minus (vii) adjustments for any other amounts owed by one Party to the other Party under this Agreement during the prior calendar month (which shall include credit for any rebates or cost reductions received by Supplier in connection with any Transportation Costs). In addition, the Fixed Supply Service Fee referred to in clause (ii) above shall include an amount for any non-Gathered Crude Barrels sourced pursuant to the last sentence of Section 4.1. If the amount of the Monthly True Up Payment is a positive number, it shall be due to Supplier and if the amount of the Monthly True Up Payment is a negative number, the absolute value thereof shall be due to Coffeyville. The parties acknowledge that, as required under the Agreement, certain amounts due under the Agreement may be denominated in currencies other than U.S. dollars and, in order to reflect such multiple denominations, the Monthly True Up Payment may have to be divided into multiple parts corresponding to such currency denominations.
     2. First-in, First-out Methodology. The allocation of barrels to the Monthly Delivery Schedule and the Monthly Physical True Ups will be based on a first in first out methodology where by barrels with the earliest trade date will assume to have flowed prior to barrels with a later trade date. Similarly, if there has been partial delivery of a Sale Contract to Coffeyville with the balance in line fill, storage, or inventory, the balance of the Sale Contract will be deemed to flow prior to the Sale Contract with the next earliest trade date. Any gains and losses to quantities delivered under a Purchase Contract or to volumes delivered from the Plains Terminal will be allocated to Sales Contracts on the same first in, first out basis. In addition, both parties acknowledge that there is a delay between when barrels are blended at Plains and when they are received at the delivery location. The Physical Monthly True Up will assume barrels blended during the calendar month were delivered during that calendar month. However, if blended barrels are not delivered within 7 days of the immediately following month, those barrels would be part of the monthly true up in the month that they are delivered.
     3. Definitions. For purposes of determining the Monthly True-Up Payments, the following terms shall have the respective meanings set forth below:
     “Aggregate Contract True Up Amount” means, for any calendar month, the sum of all Contract True Up Amounts for that month.
     “Aggregate Interim True Up Amount” means, for any calendar month, the sum of all Interim True Up Amounts for that month.

     “Contract Purchase Amount” means, for any Purchase Contract, the aggregate amount paid or payable by Supplier to the Counterparty thereunder for the Barrels of Crude Oil invoiced to Supplier by Counterparty.
     “Contract True Up Amount” means, for any calendar month:
     (i) for any Single Month Contract delivered during that month, the difference between (a) the Contract Purchase Amount for the related Purchase Contract and (b) the Total Provisional Payment for that Single Month Contract; and
     (ii) for any Crossover Month Contract for which that month is its Final Month, the difference between (a) the Contract Purchase Amount for the related Purchase Contract and (b) an amount equal to the Total Provisional Payment for that Crossover Month Contract, plus or minus (as appropriate) all Interim True Up Amounts for that Crossover Month Contract;
provided that if, in the case of either clause (i) or (ii), the amount in subclause (a) exceeds the amount in subclause (b), such Contract True Up Amount shall be due to Supplier and if the opposite is the case such Contract True Up Amount shall be due to Coffeyville.
     “Crossover Month Contract” means any Sale Contract under which Provisional Payments are made over two or more calendar months, with the final month in which any such Provisional Payments are made being referred to as the “Final Month” of such Sale Contract.
     “Interim True Up Amount” means, for any Crossover Month Contract, an amount determined for each calendar month (other than the Final Month) during which any Provisional Payments thereunder are made, that equals the difference between (a) the product of the actual number of Barrels delivered to Coffeyville under that Crossover Month Contract during such month and the Supply Cost under the related Purchase Contract and (b) the Monthly Provisional Payment for that Crossover Month Contract made during such month; provided that, if the amount in subclause (a) exceeds the amount in subclause (b), such Interim True Up Amount shall be due to Supplier and if the opposite is the case such Contract True Up Amount shall be due to Coffeyville. For purposes of this determination, the Parties acknowledge that, to the extent that Coffeyville is able, in a timely manner and based on its best estimates, to adjust the Barrels in the Monthly Delivery Schedule during the relevant delivery month, there may be cases in which the number of Barrels delivered to Coffeyville, in such month, deviate from the quantity reflected in such Monthly Delivery Schedule and may even result in delivery of Barrels on a Flow Date in such month on which no delivery was anticipated to occur, in which case it is possible that no Provisional Payment will have been made for that Flow Date.
     “Monthly Financial True Up Amount” means, for any calendar month, an amount equal to (i) the sum of all Settled Spread Adjustments due to Supplier determined during such month, minus (ii) the sum of all Settled Spread Adjustment Amounts due to Coffeyville determined during such month.

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     “Monthly Physical True Up Amount” means, for any calendar month, the sum of the Aggregate Contract True Up Amount for such month and the Aggregate Interim True Up Amount for such month.
     “Monthly Plains Barrels” means, for any calendar month, the greater of the aggregate number of Plains Barrels scheduled for delivery during such month and the aggregate number of Plains Barrels actually delivered during such month.
     “Monthly Provisional Payment” means, for any Sale Contract and specified calendar month, the sum of the Provisional Payments made for all quantities invoiced to Coffeyville in Daily Invoices relating to that Sale Contract for Flow Dates occurring during that month.
     “Monthly Related Barrels” means, for any calendar month, the greater of the aggregate number of Related Barrels scheduled for delivery during such month and the aggregate number of Related Barrels delivered during such month.
     “Monthly Supplemental Fee” means, for any calendar month, the product of (i) the aggregate number of Net Canadian Barrels newly reported during that month and (ii) the Supplemental Service Fee.
     “Settled Spread Adjustment” means, for any calendar month and a particular Spread Adjustment, the amount payable to either Supplier or Coffeyville as a result of either (i) the scheduled determination during such calendar month of the floating price or prices under that Spread Adjustment or (ii) the early termination during such calendar month of that Spread Adjustment by mutual agreement of Supplier and Coffeyville; provided that (x) any early termination may, but is not required to, occur in connection with a Rollover Transaction and (y) if agreed by the parties, an early termination may relate only to a portion of a Spread Adjustment, in which case a separate Spread Amount will be determined for the terminated portion of that Spread Adjustment, with the remaining portion of that Spread Adjustment continuing to be outstanding (provided that, for purposes of calculating the Monthly Financial True Up Amount, any Spread Adjustment that satisfies the foregoing definition for any calendar month shall be deemed to have been determined during such calendar month).
     “Single Month Contract” means any Sale Contract as to which the entire quantity of Crude Oil delivered thereunder is delivered within a single calendar month.
     “Total Fixed Supply Service Fee” means, for any calendar month, an amount equal to the sum of (i) the Fixed Supply Service Fee for the aggregate number of Barrels invoiced to Supplier by Counterparty under the Purchase Contracts relating to all Single Month Contracts delivered during such month, (ii) the Fixed Supply Service Fee for the aggregate number of Barrels actually delivered and received by Coffeyville during such month under any Crossover Month Contracts if such month is not the Final Month for the Crossover Month Contract and (iii) the Fixed Supply Service Fee for the aggregate number of Barrels invoiced to Supplier by Counterparty under the Purchase Contracts relating to all Crossover Month Contracts for which such month is the Final Month less the aggregate number of Barrels actually delivered and received by Coffeyville under such Crossover Month Contracts during any earlier months

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(provided that for purposes of determining the Total Fixed Supply Service Fee for any calendar month the number of Related Barrels included shall be the Monthly Related Barrels for that month and the number of Plains Barrels shall be the Monthly Plains Barrels for that month and the per Barrel fee applied to any particular Barrel shall be determined based on whether such a Related Barrel, a Plains Barrel or other type of Barrel).
     “Total Provisional Payment” mean, for any Sale Contract, the sum of all Provisional Payments made for all quantities invoiced to Coffeyville in Daily Invoices relating to that Sale Contract.
Illustrative Example:
     Set forth below is an example of how the foregoing Monthly True Up provisions are intended to operate. This example is provided solely for illustrative purposes and is not, and is not intended to be, an indication or prediction of the actual results of the computations under this Schedule, but merely provides an illustration of the manner in which computations are to be made.

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( * * * )

5

( * * * )

6

( * * * )

7

( * * * )

8

( * * * )

9

Exhibit 10.1
EXHIBIT A
FORMS OF TEMPORARY ASSIGNMENT
TEMPORARY ASSIGNMENT OF AMENDED AND RESTATED TERMINALLING AGREEMENT
     This Temporary Assignment Agreement (“Assignment”), effective as of the 15 day of October, 2007 (Effective Date”), is by and among Coffeyville Resources Refining & Marketing, LLC (“Customer”), Plains Marketing, L.P. (“Operator”) and J. Aron & Company (“Customer Supplier”).
RECITALS
     1. On or about December 23, 2005, Customer entered into a certain Crude Oil Supply Agreement with Customer Supplier (as from time to time amended, the “Supply Agreement”).
     2. On or about October 15, 2007, Customer entered into a certain Amended and Restated Terminalling Agreement (“Restated Terminalling Agreement”) with Operator. A copy of the Restated Terminalling Agreement is attached and hereby incorporated by reference as Exhibit A.
     3. Effective as of October 15, 2007, the effective date of the Restated Terminalling Agreement, that Terminalling Agreement dated as of November 10, 2004 (“Original Agreement”) between Customer and Operator along with the Temporary Assignment of Terminalling Agreement (wherein the Original Agreement was temporarily assigned by Customer to Customer Supplier effective January 1, 2006) are terminated and of no further force or effect.
     4. Pursuant to Sections 22.5 through 22.7 of the Restated Terminalling Agreement, Customer desires to assign the Restated Terminalling Agreement to Customer Supplier, with the consent of Operator, as provided herein.
     NOW, THEREFORE, in consideration of the above Recitals, which are hereby incorporated by reference herein, and for other good and valuable consideration, receipt of which is acknowledged by the parties, the parties agree as follows:
     1. Assignment.
     (a) Customer and Customer Supplier confirm and agree that the Temporary Assignment of Terminalling Agreement effective January 1, 2006 between them relating to the Original Terminalling Agreement has been terminated as of the date hereof.

     (b) Customer hereby assigns to Customer Supplier, and Customer Supplier hereby accepts from Customer, all of its right, title and interest in and to the Restated Terminalling Agreement commencing on the Effective Date and continuing for the term of the Supply Agreement, plus a reasonable wind down period (the last day of such wind down period to be referred to herein as the “Assignment Termination Date”). On the Assignment Termination Date, the Restated Terminalling Agreement automatically will be deemed reassigned to Customer and Customer Supplier shall be deemed completely released from any and all liabilities or obligations under the Restated Terminalling Agreement, except for obligations (“Accrued Obligations”) incurred by Customer Supplier under the Restated Terminalling Agreement prior to the Assignment Termination Date; provided, however, if for any reason such reassignment is not effective, any obligations of Customer Supplier as assignee of the Restated Terminalling Agreement (other than “Accrued Obligations”) will be nonetheless completely released. Operator hereby consents to this assignment on these terms with the express understanding by Customer and Customer Supplier that this assignment shall not serve as a novation, and that Customer shall also remain liable for its obligations under the Restated Terminalling Agreement during the term of the Assignment and the remaining term of the Restated Terminalling Agreement. Any termination date hereunder, including the Assignment Termination Date, shall be effective on the last day of the calendar month in which such termination date occurs.
     2. Suspension of Sections 22.5, 22.6 and 22.7. From the Effective Date to the Assignment Termination Date, the Customer Supplier shall have no right to make an assignment pursuant to or otherwise take any actions as a “Customer” under Sections 22.5, 22.6 and 22.7 of the Restated Terminalling Agreement.
     3. Environmental. From the Effective Date until the Assignment Termination Date, Operator will comply with all environmental laws with respect to its Cushing Terminal.
     4. Miscellaneous. This Assignment may not be assigned, conveyed, transferred, or encumbered by any party without the receipt of prior written signed consent of all other parties. This Assignment expresses the whole agreement of the parties with regard to the subject matter herein. There are no promises, conditions or obligations other than those enumerated herein. This Assignment shall supersede all previous or contemporaneous communications, representations, or agreements, verbal or written, between or among the parties with regard to the subject matter herein. Each party to this Assignment agrees to perform any other or further acts, and execute and deliver any other or further documents, as may be necessary or appropriate to implement this Assignment. This Assignment shall not be modified in any manner, in whole or in part, except by a written instrument signed by each party to be bound thereby.
     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date above.

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COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

By:

Its:

PLAINS MARKETING, L.P. By: Plains Marketing GP Inc., its General Partner

By:

Its:

J. ARON & COMPANY

By:

Its:

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Exhibit 10.1
TEMPORARY ASSIGNMENT OF TERMINALLING AGREEMENT
     This Temporary Assignment Agreement (“Assignment”), effective as of the 15 day of October, 2007 (Effective Date”), is by and among Coffeyville Resources Refining & Marketing, LLC (“Customer”), Plains Marketing, L.P. (“Operator”) and J. Aron & Company (“Customer Supplier”).
RECITALS
     1. On or about December 23, 2005, Customer entered into a certain Crude Oil Supply Agreement (the “Supply Agreement”) with Customer Supplier.
     2. On or about September 14, 2007, Customer entered into a certain Terminalling Agreement (“Terminalling Agreement”) with Operator. A copy of the Terminalling Agreement is attached and hereby incorporated by reference as Exhibit A.
     3. Pursuant to Sections 20.2 through 20.4 of the Terminalling Agreement, Customer desires to assign the Terminalling Agreement to Customer Supplier, with the consent of Operator, as provided herein.
     NOW, THEREFORE, in consideration of the above Recitals, which are hereby incorporated by reference herein, and for other good and valuable consideration, receipt of which is acknowledged by the parties, the parties agree as follows:
     1. Assignment. Customer hereby assigns to Customer Supplier, and Customer Supplier hereby accepts from Customer, all of its right, title and interest in and to the Terminalling Agreement commencing on the Effective Date and continuing for the term of the Supply Agreement, plus a reasonable wind down period (the last day of such wind down period to be referred to herein as the “Assignment Termination Date”). On the Assignment Termination Date, the Terminalling Agreement automatically will be deemed reassigned to Customer and Customer Supplier shall be deemed completely released from any and all liabilities or obligations under the Terminalling Agreement, except for obligations (“Accrued Obligations”) incurred by Customer Supplier under the Terminalling Agreement prior to the Assignment Termination Date; provided, however, if for any reason such reassignment is not effective, any obligations of Customer Supplier as assignee of the Terminalling Agreement (other than “Accrued Obligations”) will be nonetheless completely released. Operator hereby consents to this assignment on these terms with the express understanding by Customer and Customer Supplier that this assignment shall not serve as a novation, and that Customer shall also remain liable for its obligations under the Terminalling Agreement during the term of the Assignment and the remaining term of the Terminalling Agreement. Any termination date hereunder, including the Assignment Termination Date, shall be effective on the last day of the calendar month in which such termination date occurs.
     2. Suspension of Sections 20.2, 20.3 and 20.4. From the Effective Date to the Assignment Termination Date, the Customer Supplier shall have no right to make an assignment pursuant to or otherwise take any actions as a “Customer” under Sections 20.2, 20.3 and 20.4 of the Restated Terminalling Agreement.
     3. Environmental. From the Effective Date until the Assignment Termination Date, Operator will comply with all environmental laws with respect to its Cushing Terminal.
     4. Miscellaneous. This Assignment may not be assigned, conveyed, transferred, or encumbered by any party without the receipt of prior written signed consent of all other parties. This Assignment expresses the whole agreement of the parties with regard to the subject matter herein. There are no promises, conditions or obligations other than those enumerated herein. This Assignment shall supersede all previous or contemporaneous communications, representations, or agreements, verbal or written, between or among the parties with regard to the subject matter herein. Each party to this Assignment agrees to perform any other or further acts, and execute and deliver any other or further documents, as may be necessary or appropriate to implement this Assignment. This Assignment shall not be modified in any manner, in whole or in part, except by a written instrument signed by each party to be bound thereby.
     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date above.

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

By:

Its:

PLAINS MARKETING, L.P. By: Plains Marketing GP Inc., its General Partner

By:

Its:

J. ARON & COMPANY

By:

Its:

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EXHIBIT B
TRANSACTION GUIDELINES
Supplier shall acquire Crude Oil on behalf of Coffeyville in accordance with Section 4.3, and in compliance with the other terms and conditions of this Agreement.
Both Parties agree that Purchase Contracts shall be entered into only with those Counterparties that confirm that the subject Crude Oil cargo complies with all applicable laws, including compliance with (a) the Export Administration Regulations (“EAR”) issued by the U.S. Department of Commerce Bureau of Industry and Security (“BIS”) including the prohibitions in part 758 of the EAR applicable to restrictive trade practices and boycotts, and (b) the U.S. trade embargoes and economic sanctions administered by the U.S. Treasury Department, Office of Foreign Assets Control (“OFAC”).
Authorized Coffeyville Employees
The following Coffeyville personnel shall be authorized to act on behalf of Coffeyville pursuant to Section 4.3:
•	Patrick Quinn

•	Wyatt Jernigan

•	Additional Coffeyville personnel to be designated in writing from time to time by Coffeyville to Supplier.
List of Approved Counterparties
The following is a list of Counterparties with whom Coffeyville is authorized to negotiate purchases of Crude Oil at the time of this Agreement. This list may change from time to time, in accordance with Section 4.3(b) of this Agreement.
(***)

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(***)

4

(***)

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EXHIBIT C
NOMINATING AND SCHEDULING ACTIVITIES
Supplier Actions
As described in Section 4 of this Agreement, Supplier’s actions shall include but not be limited to the following actions: all reasonable and necessary actions to schedule pipeline transportation, terminalling and blending activities, an appurtenant Crude Oil movement and blending on behalf of Coffeyville, as directed by Coffeyville:
•	Nominating the pipeline transportation to Pipelines and Terminal Operators, to the extent required by such parties; Supplier may also request information regarding Coffeyville’s intra-month schedules, as may be needed to assist Supplier and Coffeyville in meeting the Responsibilities described in this Agreement

•	Arranging the necessary logistics associated with ocean shipping, which may include, but is not limited to:
•	Freight Market Surveillance

•	Chartering Ocean-Going Vessels

•	Scheduling Waterborne Vessels from the FOB Loadport to Teppco’s facilities located in Freeport, Texas.

•	Perform all Daily Vessel Operations, to the extent required by chartering agreements

•	Appointment of Vessel Agents, as may be required from time to time

•	Declaration of U.S. Customs Importation, where applicable

•	Appointment of Independent Inspectors, as may be required from time to time
•	Providing all relevant communiqués and documents as may be requested by CRRM in accordance with the terms of the Agreement
Coffeyville Actions
As described in Section 4 of this Agreement, Coffeyville’s actions shall include the following:
•	Providing Supplier with the Monthly Delivery Plan as required by the Agreement

•	Providing information as may be required by the Teppco Warfage “45 Day Advance Notice” Program

•	Nominating and managing all intra-month scheduling requirements as may be required by Pipeline and Terminal Operators, including but not limited to the

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following:

•	Teppco’s Freeport Facility,

•	Seaway Pipeline,

•	Red River Pipeline,

•	Basin Pipeline,

•	Plains Pipeline,

•	Plains Terminaling Agreement

•	Other service providers, as may be required to fulfill Coffeyville’s responsibilities in accordance with Section 4 of the Agreement
•	Acting as Supplier’s scheduling agent with all onshore relevant Third Party services providers

•	Naming and paying Supplier for any Gain and Loss Superintendent for waterborne shipment, if requested by Coffeyville and appointed by Supplier

•	Providing all relevant communiqués and documents as may be requested by Supplier in accordance with the terms of the Agreement

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EXHIBIT D
FORM OF LC
WE HEREBY ESTABLISH OUR IRREVOCABLE STAND-BY LETTER OF CREDIT NO.
IN FAVOR OF:
J. ARON & COMPANY
85 BROAD STREET
NEW YORK, NY 10004
Attn: [Sherry Lankford]
Phone: (212) 902-1287
Telex: 6720148 GSPNY
BY ORDER AND FOR THE ACCOUNT OF:
(insert full style and address)
FOR AN AMOUNT OF:
US DOLLARS
(UNITED STATES DOLLARS                    )
AVAILABLE FOR PAYMENT AT SIGHT UPON PRESENTATION AT OUR COUNTERS IN (insert city and country where documents are to be presented) OF THE FOLLOWING DOCUMENT:
STATEMENT SIGNED BY A PURPORTEDLY AUTHORIZED REPRESENTATIVE OF J. ARON AND COMPANY CERTIFYING THAT (insert your company name) HAS NOT PERFORMED IN ACCORDANCE WITH THE TERMS OF THE CRUDE OIL SUPPLY AGREEMENT, DATED DECEMBER                     , 2005, BETWEEN J. ARON AND COMPANY AND (insert your company name) AND THE AMOUNT BEING DRAWN OF USD                      DOES NOT EXCEED THAT AMOUNT WHICH J. ARON AND COMPANY IS ENTITLED TO DRAW.
SPECIAL CONDITIONS:
1.	PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

2.	ALL CHARGES RELATED TO THIS LETTER OF CREDIT ARE FOR OPENER’S ACCOUNT.

3.	DOCUMENTS MUST BE PRESENTED NOT LATER THAN (INSERT EXPIRY DATE) OR IN THE EVENT OF FORCE MAJEURE INTERRUPTING OUR BUSINESS, WITHIN THIRTY (30) DAYS AFTER RESUMPTION OF OUR BUSINESS, WHICHEVER IS LATER.

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UPON RECEIPT OF DOCUMENTS ISSUED IN COMPLIANCE WITH THE TERMS OF THIS CREDIT, WE HEREBY IRREVOABLY UNDERTAKE TO COVER YOU AS PER YOUR INSTRUCTIONS WITH VALUE ONE BANK WORKING DAY.
THIS STANDY CREDIT IS SUBJECT to the UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), I.C.C. PUBLICATION 500.
[Name of Issuing Bank]

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Exhibit 10.1
Exhibit E
SUMMARY OF NET CARRYING COST EXAMPLE
“Accounts Payable for Carrying Costs” means the amount payable by Supplier under a Purchase Contract beginning on the Trade Date of that Purchase Contract.
“Accounts Receivable for Carrying Costs” means the amount provisionally invoiced for a Flow Date.
“Inventory for Carrying Costs” means, for any day, all Crude Oil volumes that Supplier has contracted to purchase from Counterparties under then outstanding Purchase Contracts and which have not, as of that day, been delivered to Coffeyville at the Delivery Point.
The “Value of Inventory for Carrying Costs”, VICC, for any day shall be defined as follows:
VICC=PDVICC+TAP-VDF
Where
     PDVICC = Previous Day’s Value of Inventory for Carrying Costs adjusted to take into account the change in COB price of WTI between the Previous Day and the current day,
     TAP = Total Amount Payable by Supplier for that day’s additions to inventory,
     VDF = Value of Day’s Flow = the amount provisionally invoiced for a Flow Date.
The “Daily Carrying Value” shall equal, for any day, (i) the value of the Inventory for Carrying Costs for that day plus (ii) the aggregate of all Accounts Receivable due Supplier under this Agreement as of that day minus (iii) the aggregate of all Accounts Payable for Carrying Costs for which Supplier is responsible as of that day. The “Daily Carrying Cost” shall equal, for each day, the product of the Daily Carrying Value for that day, multiplied by the Base Interest Rate, and divided by 360. Supplier’s “Net Carrying Cost” shall equal for any month the sum of such Daily Carrying Costs calculated for each day during that month.
These numbers are for illustrative purposes only.

Accounts Receivable for Carrying Costs

	Accounts Receivable	Additional A.R. from	Accounts Receivable for
Date	based on prov. barrels	True-up Invoice	Carrying Costs
12/10/2006	4,107,492	$—	$4,107,491.90
12/11/2006	4,140,336	$—	$4,140,335.92
12/12/2006	4,133,517	$—	$4,133,517.13
12/13/2006	4,217,115	$3,979,559.68	$8,196,674.89
12/14/2006	12,742,947	$3,979,559.68	$16,722,507.01
12/15/2006	4,306,715	$3,979,559.68	$8,286,274.56
12/16/2006	4,306,715	$3,979,559.68	$8,286,274.56
12/17/2006	4,306,715	$3,979,559.68	$8,286,274.56
12/18/2006	4,432,353	$3,979,559.68	$8,411,912.22
12/19/2006	4,309,155	$3,979,559.68	$8,288,714.74
12/20/2006	4,412,273	$—	$4,412,272.98
Accounts Payable for Carrying Costs

	Accounts Payable		Accounts Payable
Date	Barrels	$/BBL	for Carrying Costs
12/29/2005	3,236,496	$52.21	$168,961,838.53
12/30/2005	2,453,689	$53.79	$131,988,324.75
12/31/2005	2,453,689	$53.79	$131,988,324.75
1/1/2006	2,453,689	$53.79	$131,988,324.75
1/2/2006	2,453,689	$53.79	$131,988,324.75
1/3/2006	2,060,910	$54.36	$112,033,207.98
1/4/2006	2,060,910	$54.36	$112,033,207.98
1/5/2006	2,060,910	$54.36	$112,033,207.98
1/6/2006	2,603,435	$54.12	$140,905,793.92
1/7/2006	2,603,435	$54.12	$140,905,793.92
These numbers are for illustrative purposes only.

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Inventory for Carrying Costs

	Inventory Additions		Flowed Quantities		Trued-Up Flowed Quantities		Previous Day	Ending Inventory				Inv.
	Inventory		Inventory		Inventory		Inventory	Inventory			WTI	Price vs
Date	BBL	Inventory $	BBL	Inventory $	BBL	Inventory $	Value	BBL	$/BBL	Inventory $	COB	WTI
12/10/2006	—	$—	76,241	$4,140,335.92	—	$—	$176,134,891.37	2,643,060.13	$65.07	$171,994,555.45	$61.22	$3.85
12/11/2006	—	$—	77,268	$4,133,517.13	—	$—	$171,994,555.45	2,565,792.13	$65.42	$167,861,038.32	$61.22	$4.20
12/12/2006	134,399.57	$4,102,545.51	76,568	$4,217,115.21	—	$—	$167,347,879.89	2,623,623.70	$63.74	$167,233,310.20	$61.02	$2.72
12/13/2006	—	$(1,050,426.61)	76,410	$4,300,519.85	(67,780.51)	$3,979,559.68	$168,151,578.49	2,614,994.21	$60.73	$158,821,072.35	$61.37	$(0.64)
12/14/2006	—	$(735,741.23)	75,001	$4,221,213.74	—	$—	$161,802,165.75	2,539,993.21	$61.75	$156,845,210.78	$62.51	$(0.76)
12/15/2006	—	$(347,200.00)	75,001	$4,221,213.74	—	$—	$159,182,004.53	2,464,992.21	$62.72	$154,613,590.78	$63.43	$(0.71)
12/16/2006	—	$—	75,001	$4,306,714.88	—	$—	$154,613,590.78	2,389,991.21	$62.89	$150,306,875.90	$63.43	$(0.54)
12/17/2006	—	$—	75,266	$4,432,352.54	—	$—	$147,391,086.63	2,314,725.21	$61.76	$142,958,734.09	$62.21	$(0.45)
12/18/2006	—	$(647,900.00)	74,722	$4,309,155.06	—	$—	$142,958,734.09	2,240,003.21	$61.61	$138,001,679.03	$62.21	$(0.60)
12/19/2006	1,751,720.78	$109,693,744.04	75,283	$4,412,272.98	—	$—	$140,107,282.04	3,916,440.99	$62.66	$245,388,753.10	$63.15	$(0.49)
12/20/2006	—	$92,908.19	71,283	$4,218,462.98	—	$—	$247,621,124.46	3,845,157.99	$63.33	$243,495,569.67	$63.72	$(0.39)

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These numbers are for illustrative purposes only.
Daily Carrying Cost

			Accounts	Value of Inventory
	Base Interest		Receivable for	for Carrying	Accounts Payable	Daily Carrying
Date	Rate		Carrying Costs	Costs	for Carrying Costs	Value	Daily Carrying Cost
12/29/2005	(***	)	$1,290,731.19	$168,961,838.53	$168,961,838.53	$1,290,731.19	(***	)
12/30/2005	(***	)	$3,910,803.61	$198,195,796.11	$131,988,324.75	$70,118,274.97	(***	)
12/31/2005	(***	)	$3,910,803.61	$196,905,064.92	$131,988,324.75	$68,827,543.78	(***	)
1/1/2006	(***	)	$3,910,803.61	$192,994,261.31	$131,988,324.75	$64,916,740.17	(***	)
1/2/2006	(***	)	$3,910,803.61	$196,842,784.39	$131,988,324.75	$68,765,263.25	(***	)
1/3/2006	(***	)	$3,743,305.99	$192,704,256.93	$112,033,207.98	$84,414,354.94	(***	)
1/4/2006	(***	)	$4,138,527.46	$189,509,052.80	$112,033,207.98	$81,614,372.28	(***	)
1/5/2006	(***	)	$12,494,212.07	$183,210,699.19	$112,033,207.98	$83,671,703.28	(***	)
1/6/2006	(***	)	$4,115,626.19	$212,618,532.25	$140,905,793.92	$75,828,364.52	(***	)
1/7/2006	(***	)	$4,115,626.19	$208,502,906.06	$140,905,793.92	$71,712,738.33	(***	)

4

Exhibit 10.1
EXHIBIT F
FORMS OF SALE CONFIRMATION
For Floating Price Sale:
Document ID
If there is a conflict between the terms of the Confirmation and the terms of the Crude oil Supply Agreement, the terms of the Confirmation shall govern.
To: COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
Attention:
From: J. Aron & Company
PLEASE NOTE THAT THIS IS A DRAFT CONFIRMATION AND IS BEING PROVIDED FOR YOUR INFORMATION AND CONVENIENCE ONLY. A FINAL CONFIRMATION WILL BE FORWARDED TO YOU UPON COMPLETION OF THE TRANSACTION. THIS DRAFT DOES NOT REPRESENT A COMMITMENT ON THE PART OF EITHER PARTY TO ENTER INTO ANY TRANSACTION.
We are pleased to confirm the following Transaction with you .

Contract Reference Number:	Trade ID
Number:
Trade Date:	DD MMM YYYY

Seller:	J. Aron & Company 85 Broad Street 5th Floor New York, NY 10004

Buyer:	COFFEYVILLE RESOURCES REFINING & MARKETING, LLC 400 N. LINDEN STREET COFFEYVILLE, KS 67337 United States

Product:	[Western Canadian Select Crude]

Quantity:	[XX,XXX.XX m3 (or U.S. Barrel(s))] (Conversion X.XXXXX BBL/M3 if applicable)

Delivery Point:	Broome Station KS, per the MMM program. The product will originate from [location on termsheet] during the period of DD MMM YYYY through DD MMM YYYY inclusive.

Price:	The arithmetic average of the closing settlement price(s) on the New York Mercantile Exchange for the Nearby Light Crude Futures Contract (referenced below)
LESS USD XX.XX per U.S. Barrel

Nearby:	[First]

Pricing Date(s):	As determined on pricing dates specified below DD MMM YYYY — DD MMM YYYY
All provisions contained or incorporated by reference in the Amended and Restated Crude Oil Supply Agreement dated as of                    December, 2007 between Coffeyville Resources Refining & Marketing, LLC and J. Aron & Company will govern this confirmation except as expressly modified herein.
All other terms and conditions shall be in accordance with [ XXXX GT&Cs]
Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to this transaction (Contract Reference Number: Trade ID) by signing this confirmation in the space provided below and immediately returning a copy of the executed confirmation via facsimile to the attention of Commodity Operations at:
New York: 1-212-493-9849 (J. Aron & Company)
London: 44-207-774-2135 (Goldman Sachs International)
Singapore: 65-6889-3525 (J. Aron & Company (Singapore) Pte.)
Regards,
J. Aron & Company
Signed on behalf of J. Aron & Company
By:

Kathy Benini
Vice President
J. Aron & Company
Document ID

2

For Fixed Price Sale:
Document ID
If there is a conflict between the terms of the Confirmation and the terms of the Crude oil Supply Agreement, the terms of the Confirmation shall govern.
To: COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
Attention: PAT QUINN
From: J. Aron & Company
PLEASE NOTE THAT THIS IS A DRAFT CONFIRMATION AND IS BEING PROVIDED FOR YOUR INFORMATION AND CONVENIENCE ONLY. A FINAL CONFIRMATION WILL BE FORWARDED TO YOU UPON COMPLETION OF THE TRANSACTION. THIS DRAFT DOES NOT REPRESENT A COMMITMENT ON THE PART OF EITHER PARTY TO ENTER INTO ANY TRANSACTION.
We are pleased to confirm the following Transaction with you:

Contract Reference	Trade ID
Number:
Trade Date:	DD MMM YYYY

Seller:	J. Aron & Company
85 Broad Street 5th Floor New York, NY 10004

Buyer:	COFFEYVILLE RESOURCES REFINING & MARKETING, LLC 400 N. LINDEN STREET COFFEYVILLE, KS 67337 United States

Product:	[DOMESTIC SWEET (WEST TEXAS INTERMEDIATE QUALITY) CRUDE OIL]

Volume:	[XX,XXX.XX m3 (or U.S. Barrel(s))] (Conversion X.XXXXX BBL/M3 if applicable)

3

Delivery Point:	Broome Station KS, per the MMM program. The product will originate from [location on termsheet] during the period of DD MMM YYYY through DD MMM YYYY inclusive.

Price:	USD XX.XX per U.S. Barrel delivery price is fixed and flat.
All provisions contained or incorporated by reference in the Amended and Restated Crude Oil Supply Agreement dated as of                      December, 2007 between Coffeyville Resources Refining & Marketing, LLC and J. Aron & Company will govern this confirmation except as expressly modified herein.
All other terms and conditions shall be in accordance with [XXXX GT&Cs]
Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to this transaction (Contract Reference Number:Trade ID by signing this confirmation in the space provided below and immediately returning a copy of the executed confirmation via facsimile to the attention of Commodity Operations at:
New York: 1-212-493-9846 (J. Aron & Company)
London: 44-207-774-2135 (Goldman Sachs International)
Singapore: 65-6889-3525 (J. Aron & Company (Singapore) Pte.)
Regards,
J. Aron & Company
Signed on behalf of J. Aron & Company
By:
Kathy Benini
Vice President
J. Aron & Company
Signed on behalf of COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
By:

4

Name:
Title:
Document ID

5

EXHIBIT G
FORMS OF CONFIRMATION OF SPREAD ADJUSTMENTS
     For Fixed Price Trade:
Document ID
To: COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
Attention:
From: J. Aron & Company
PLEASE NOTE THAT THIS IS A DRAFT CONFIRMATION AND IS BEING PROVIDED FOR YOUR INFORMATION AND CONVENIENCE ONLY. A FINAL CONFIRMATION WILL BE FORWARDED TO YOU UPON COMPLETION OF THE TRANSACTION. THIS DRAFT DOES NOT REPRESENT A COMMITMENT ON THE PART OF EITHER PARTY TO ENTER INTO ANY TRANSACTION.
We are pleased to confirm the following Transaction between you and J. Aron & Company.

Contract Reference Number:	Trade ID
Trade Date:	DD MMM YYYY
Commodity Type:	Nymex West Texas Intermediate Crude Oil

Total Quantity:	XXX,XXX.XX U.S. Barrel(s)

Fixed Price Payer:	COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

Floating Price Payer:	J. Aron & Company

Effective Date:	DD MMM YYYY

Termination Date:	DD MMM YYYY

Determination Period:	One period consisting of a single day, DD MMM YYYY

Quantity per Determination Period:	XXX,XXX.XX U.S. Barrel(s)

Fixed Price:	USD XX.XX per U.S. Barrel

6

Floating Price:	For each Determination Period, the arithmetic average of the closing settlement price(s) on the New York Mercantile Exchange for the Nearby Light Crude Futures Contract (referenced below)

Nearby Contract:	MMM YYYY
If, with respect to each Determination Period, the Fixed Price exceeds the Floating Price, the Fixed Price Payer shall pay Floating Price Payer the difference between the two such amounts multiplied by the quantity, and if the Floating Price exceeds the Fixed Price, the Floating Price Payer shall pay the Fixed Price Payer the difference between the two such amounts multiplied by the quantity. If the Floating Price is equal to the Fixed Price, then no payment shall be made.
This transaction confirmed hereby is subject to and governed by the terms of the Supply Agreement and, accordingly, all amounts determined above shall be applied and settled Pursuant to the Supply Agreement.
Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to this transaction (Contract Reference Number: Trade ID) by signing this confirmation in the space provided below and immediately returning a copy of the executed confirmation via facsimile to the attention of Commodity Operations at:
New York: 1-212-493-9846 (J. Aron & Company)
London: 44-207-774-2135 (Goldman Sachs International)
Singapore: 65-6889-3515 (J. Aron & Company (Singapore) Pte.)
Regards,
J. Aron & Company
Signed on behalf of J. Aron & Company
By:
Kathy Benini
Vice President
J. Aron & Company
Signed on behalf of COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

7

By:
Name:
Title:
Document ID
     For Floating Price Trade:
Document ID
To: COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
Attention: PAT QUINN
From: J. Aron & Company
PLEASE NOTE THAT THIS IS A DRAFT CONFIRMATION AND IS BEING PROVIDED FOR YOUR INFORMATION AND CONVENIENCE ONLY. A FINAL CONFIRMATION WILL BE FORWARDED TO YOU UPON COMPLETION OF THE TRANSACTION. THIS DRAFT DOES NOT REPRESENT A COMMITMENT ON THE PART OF EITHER PARTY TO ENTER INTO ANY TRANSACTION
We are pleased to confirm the following Transaction between you and J. Aron & Company.

Contract Reference Number:	Trade ID

Trade Date:	DD MMM YYYY
Commodity Type:	Nymex West Texas Intermediate Crude Oil

Total Quantity:	XXX,XXX.XX U.S. Barrel(s)

Fixed Price Payer:	COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

Floating Price Payer:	J. Aron & Company

Effective Date:	DD MMM YYYY

Termination Date:	DD MMM YYYY

Determination Period:	One period consisting of a single day, DD MMM YYYY

8

Quantity per Determination Period:	XXX,XXX.XX U.S. Barrel(s)

Fixed Price:	Fixed price was agreed to be the DD MMM YYYY NYMEX closing price for the MMM YYYY contract.

Floating Price:	For each Determination Period, the average of the closing settlement price(s) on the New York Mercantile Exchange for the Nearby Light Crude Futures Contract (referenced below)

Nearby Contract:	MMM YYYY
If, with respect to each Determination Period, the Fixed Price exceeds the Floating Price, the Fixed Price Payer shall pay Floating Price Payer the difference between the two such amounts multiplied by the quantity, and if the Floating Price exceeds the Fixed Price, the Floating Price Payer shall pay the Fixed Price Payer the difference between the two such amounts multiplied by the quantity. If the Floating Price is equal to the Fixed Price, then no payment shall be made.
This transaction confirmed hereby is subject to and governed by the terms of the Supply Agreement and, accordingly, all amounts determined above shall be applied and settled Pursuant to the Supply Agreement.
For the sake of good order, please note that the terms of this transaction shall be agreed solely between the parties and that any brokers confirmation telex referencing the details of this transaction is for informational purposes only.
Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to this transaction (Contract Reference Number: Trade ID) by signing this confirmation in the space provided below and immediately returning a copy of the executed confirmation via facsimile to the attention of Commodity Operations at:
New York: 1-212-493-9846 (J. Aron & Company)
London: 44-207-774-2135 (Goldman Sachs International)
Singapore: 65-6889-3515 (J. Aron & Company (Singapore) Pte.)
Regards,
J. Aron & Company
Signed on behalf of J. Aron & Company
By:
Kathy Benini
Vice President
J. Aron & Company

9

Signed on behalf of COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
By:
Name:
Title:
Document ID
     For Rollover Trade:
Document ID
To: COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
Attention:
From: J. Aron & Company
PLEASE NOTE THAT THIS IS A DRAFT CONFIRMATION AND IS BEING PROVIDED FOR YOUR INFORMATION AND CONVENIENCE ONLY. A FINAL CONFIRMATION WILL BE FORWARDED TO YOU UPON COMPLETION OF THE TRANSACTION. THIS DRAFT DOES NOT REPRESENT A COMMITMENT ON THE PART OF EITHER PARTY TO ENTER INTO ANY TRANSACTION.
We are pleased to confirm the following Transaction between you and J. Aron & Company.
This will confirm the terms of a “Spread Adjustment” that you (“Coffeyville”) and the undersigned (“Supplier”) have entered into pursuant to the Amended and Restated Crude Oil Supply Agreement, dated as of December                     , 2007, between Coffeyville and Supplier (the “Supply Agreement”).

Contract Reference Number:	Trade ID

Trade Date:	DD MMM YYYY

10

Commodity Type:	Nymex West Texas Intermediate Crude Oil

Total Quantity:	XXX,XXX.XX U.S. Barrel(s)

Spread Amount:	USD X.XX per Barrel

Floating Price Payer (A):	J. Aron & Company

Floating Price Payer (B):	COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

Effective Date:	DD MMM YYYY

Termination Date:	DD MMM YYYY

Quantity:	XXX,XXX.XX U.S. Barrel(s) per Month

Floating Price (A):	Means the arithmetic average of the closing settlement price(s) on the New York Mercantile Exchange for the Nearby Light Crude Futures Contract (referenced below) on the Effective Date,

LESS USD X.XX per U.S. Barrel

Nearby Contract (A):	[First]

Floating Price (B):	Means the arithmetic average of the closing settlement price(s) on the New York Mercantile Exchange for the Nearby Light Crude Futures Contract (referenced below) on the Termination Date.

LESS USD X.XX per U.S. Barrel

Nearby Contract (B):	[First]
1.
This transaction confirmed hereby is subject to and governed by the terms of the Supply Agreement and, accordingly, all amounts determined above shall be applied and settled Pursuant to the Supply Agreement.
Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to this transaction (Contract Reference Number: Trade ID) by signing

11

this confirmation in the space provided below and immediately returning a copy of the executed confirmation via facsimile to the attention of Commodity Operations at:
New York: 1-212-493-9846 (J. Aron & Company)
London: 44-207-774-2135 (Goldman Sachs International)
Singapore: 65-6889-3515 (J. Aron & Company (Singapore) Pte.)
Regards,
J. Aron & Company
Signed on behalf of J. Aron & Company
By:
Kathy Benini
Vice President
J. Aron & Company
Signed on behalf of COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
By:
Name:
Title:
Document ID

12

Exhibit 10.1
EXHIBIT H
Form of Exchange Trade Confirmation
Document ID
If there is a conflict between the terms of the Confirmation and the terms of the Crude oil Supply Agreement, the terms of the Confirmation shall govern.
To: COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
Attention:
From: J. Aron & Company
PLEASE NOTE THAT THIS IS A DRAFT CONFIRMATION AND IS BEING PROVIDED FOR YOUR INFORMATION AND CONVENIENCE ONLY. A FINAL CONFIRMATION WILL BE FORWARDED TO YOU UPON COMPLETION OF THE TRANSACTION. THIS DRAFT DOES NOT REPRESENT A COMMITMENT ON THE PART OF EITHER PARTY TO ENTER INTO ANY TRANSACTION.
We are pleased to confirm the following Transaction with you .
Contract Reference Number: Trade ID

Trade Date:	DD MMM YYYY

Buyer:	J. Aron & Company
85 Broad Street
5th Floor
New York, NY 10004

Seller:	COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
400 N. LINDEN STREET
COFFEYVILLE, KS 67337
United States

Product:	[DOMESTIC SWEET (WEST TEXAS INTERMEDIATE QUALITY) CRUDE OIL]

Volume:	[XX,XXX.XX m3 (or U.S. Barrel(s))] (Conversion X.XXXXX BBL/M3 if applicable)

Delivery Point:	Broome Station, Caney KS. per the MMM program

during the period DD MMM YYYY through DD MMM YYYY inclusive.

Price:	USD XX.XX per U.S. BBL fixed and flat.
All provisions contained or incorporated by reference in the Amended and Restated Crude Oil Supply Agreement dated as of December ___, 2007 between Coffeyville Resources Refining & Marketing, LLC and J. Aron & Company will govern this confirmation except as expressly modified herein.
All other terms and conditions shall be in accordance with [ XXXX GT&Cs].
Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to this transaction (Contract Reference Number: Trade ID) by signing this confirmation in the space provided below and immediately returning a copy of the executed confirmation via facsimile to the attention of Commodity Operations at:
New York: 1-212-493-9846 (J. Aron & Company)
London: 44-207-774-2135 (Goldman Sachs International)
Singapore: 65-6889-3525 (J. Aron & Company (Singapore) Pte.)
Regards,
J. Aron & Company
Signed on behalf of J. Aron & Company
By:
Kathy Benini
Vice President
J. Aron & Company

Signed on behalf of COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

By:

Name:
Title:
Document ID

2

Exhibit10.1
EXHIBIT I
FLOW, PAYMENT AND INVOICE DATES

Flow Date	Invoice Date	Invoice Day	Payment Date	Payment Day
*31-Dec-07	31-Dec-2007	Mon	02-Jan-2008	Wed
01-Jan-08	02-Jan-2008	Wed	03-Jan-2008	Thu
02-Jan-08, *03-Jan-08	03-Jan-2008	Thu	04-Jan-2008	Fri
*04-Jan-08, *05-Jan-08	04-Jan-2008	Fri	07-Jan-2008	Mon
06-Jan-08	07-Jan-2008	Mon	08-Jan-2008	Tue
07-Jan-08	08-Jan-2008	Tue	09-Jan-2008	Wed
08-Jan-08	09-Jan-2008	Wed	10-Jan-2008	Thu
9-Jan-08, *10-Jan-08	10-Jan-2008	Thu	11-Jan-2008	Fri
*11-Jan-08	11-Jan-2008	Fri	14-Jan-2008	Mon
12-Jan-08, 13-Jan-08	14-Jan-2008	Mon	15-Jan-2008	Tue
14-Jan-08	15-Jan-2008	Tue	16-Jan-2008	Wed
15-Jan-08	16-Jan-2008	Wed	17-Jan-2008	Thu
16-Jan-08, *17-Jan-08, *18-Jan-08	17-Jan-2008	Thu	18-Jan-2008	Fri
*19-Jan-08, *20-Jan-08	18-Jan-2008	Fri	22-Jan-2008	Tue
21-Jan-08	22-Jan-2008	Tue	23-Jan-2008	Wed
22-Jan-08	23-Jan-2008	Wed	24-Jan-2008	Thu
23-Jan-08, *24-Jan-08	24-Jan-2008	Thu	25-Jan-2008	Fri
*25-Jan-08, *26-Jan-08	25-Jan-2008	Fri	28-Jan-2008	Mon
27-Jan-08	28-Jan-2008	Mon	29-Jan-2008	Tue
28-Jan-08	29-Jan-2008	Tue	30-Jan-2008	Wed
29-Jan-08	30-Jan-2008	Wed	31-Jan-2008	Thu
30-Jan-08, *31-Jan-08	31-Jan-2008	Thu	01-Feb-2008	Fri
*01-Feb-08, *02-Feb-08	01-Feb-2008	Fri	04-Feb-2008	Mon
03-Feb-08	04-Feb-2008	Mon	05-Feb-2008	Tue
04-Feb-08	05-Feb-2008	Tue	06-Feb-2008	Wed
05-Feb-08	06-Feb-2008	Wed	07-Feb-2008	Thu
06-Feb-08, *07-Feb-08	07-Feb-2008	Thu	08-Feb-2008	Fri
*08-Feb-08, *09-Feb-08	08-Feb-2008	Fri	11-Feb-2008	Mon
10-Feb-08	11-Feb-2008	Mon	12-Feb-2008	Tue
11-Feb-08	12-Feb-2008	Tue	13-Feb-2008	Wed

Flow Date	Invoice Date	Invoice Day	Payment Date	Payment Day
12-Feb-08	13-Feb-2008	Wed	14-Feb-2008	Thu
13-Feb-08, *14-Feb-08, *15Feb-08	14-Feb-2008	Thu	15-Feb-2008	Fri
*16-Feb-08, * 17-Feb-08	15-Feb-2008	Fri	19-Feb-2008	Tue
18-Feb-08	19-Feb-2008	Tue	20-Feb-2008	Wed
19-Feb-08	20-Feb-2008	Wed	21-Feb-2008	Thu
20-Feb-08, *21-Feb-08	21-Feb-2008	Thu	22-Feb-2008	Fri
*22-Feb-08, *23-Feb-08	22-Feb-2008	Fri	25-Feb-2008	Mon
24-Feb-08	25-Feb-2008	Mon	26-Feb-2008	Tue
25-Feb-08	26-Feb-2008	Tue	27-Feb-2008	Wed
26-Feb-08	27-Feb-2008	Wed	28-Feb-2008	Thu
27-Feb-08, *28-Feb-08	28-Feb-2008	Thu	29-Feb-2008	Fri
*29-Feb-08, *01-Mar-08	29-Feb-2008	Fri	03-Mar-2008	Mon
02-Mar-08	03-Mar-2008	Mon	04-Mar-2008	Tue
03-Mar-08	04-Mar-2008	Tue	05-Mar-2008	Wed
04-Mar-08	05-Mar-2008	Wed	06-Mar-2008	Thu
05-Mar-08, *06-Mar-08	06-Mar-2008	Thu	07-Mar-2008	Fri
*07-Mar-08, *08-Mar-08	07-Mar-2008	Fri	10-Mar-2008	Mon
9-Mar-08	10-Mar-2008	Mon	11-Mar-2008	Tue
10-Mar-08	11-Mar-2008	Tue	12-Mar-2008	Wed
11-Mar-08	12-Mar-2008	Wed	13-Mar-2008	Thu
12-Mar-08, *13-Mar-08	13-Mar-2008	Thu	14-Mar-2008	Fri
*14-Mar-08, *15-Mar-08	14-Mar-2008	Fri	17-Mar-2008	Mon
16-Mar-08	17-Mar-2008	Mon	18-Mar-2008	Tue
17-Mar-08	18-Mar-2008	Tue	19-Mar-2008	Wed
18-Mar-08	19-Mar-2008	Wed	20-Mar-2008	Thu
19-Mar-08, *20-Mar-08	20-Mar-2008	Thu	21-Mar-2008	Fri
*21-Mar-08, *22-Mar-08	21-Mar-2008	Fri	24-Mar-2008	Mon
23-Mar-08	24-Mar-2008	Mon	25-Mar-2008	Tue
24-Mar-08	25-Mar-2008	Tue	26-Mar-2008	Wed
25-Mar-08	26-Mar-2008	Wed	27-Mar-2008	Thu
26-Mar-08, *27-Mar-08	27-Mar-2008	Thu	28-Mar-2008	Fri
*28-Mar-08, *29-Mar-08	28-Mar-2008	Fri	31-Mar-2008	Mon
30-Mar-08	31-Mar-2008	Mon	01-Apr-2008	Tue
31-Mar-08	01-Apr-2008	Tue	02-Apr-2008	Wed
01-Apr-08	02-Apr-2008	Wed	03-Apr-2008	Thu
02-Apr-08, *03-Apr-08	03-Apr-2008	Thu	04-Apr-2008	Fri

2

Flow Date	Invoice Date	Invoice Day	Payment Date	Payment Day
*04-Apr-08, *05-Apr-08	04-Apr-2008	Fri	07-Apr-2008	Mon
06-Apr-08	07-Apr-2008	Mon	08-Apr-2008	Tue
07-Apr-08	08-Apr-2008	Tue	09-Apr-2008	Wed
08-Apr-08	09-Apr-2008	Wed	10-Apr-2008	Thu
9-Apr-08, *10-Apr-08	10-Apr-2008	Thu	11-Apr-2008	Fri
*11-Apr-08, *12-Apr-08	11-Apr-2008	Fri	14-Apr-2008	Mon
13-Apr-08	14-Apr-2008	Mon	15-Apr-2008	Tue
14-Apr-08	15-Apr-2008	Tue	16-Apr-2008	Wed
15-Apr-08	16-Apr-2008	Wed	17-Apr-2008	Thu
16-Apr-08, *17-Apr-08	17-Apr-2008	Thu	18-Apr-2008	Fri
*18-Apr-08, *19-Apr-08	18-Apr-2008	Fri	21-Apr-2008	Mon
20-Apr-08	21-Apr-2008	Mon	22-Apr-2008	Tue
21-Apr-08	22-Apr-2008	Tue	23-Apr-2008	Wed
22-Apr-08	23-Apr-2008	Wed	24-Apr-2008	Thu
23-Apr-08, *24-Apr-08	24-Apr-2008	Thu	25-Apr-2008	Fri
*25-Apr-08, *26-Apr-08	25-Apr-2008	Fri	28-Apr-2008	Mon
27-Apr-08	28-Apr-2008	Mon	29-Apr-2008	Tue
28-Apr-08	29-Apr-2008	Tue	30-Apr-2008	Wed
29-Apr-08	30-Apr-2008	Wed	01-May-2008	Thu
30-Apr-08, *01-May-08	01-May-2008	Thu	02-May-2008	Fri
*2-May-08, *03-May-08	02-May-2008	Fri	05-May-2008	Mon
04-May-08	05-May-2008	Mon	06-May-2008	Tue
05-May-08	06-May-2008	Tue	07-May-2008	Wed
06-May-08	07-May-2008	Wed	08-May-2008	Thu
07-May-08, *08-May-08	08-May-2008	Thu	09-May-2008	Fri
*09-May-08, *10-May-08	09-May-2008	Fri	12-May-2008	Mon
11-May-08	12-May-2008	Mon	13-May-2008	Tue
12-May-08	13-May-2008	Tue	14-May-2008	Wed
13-May-08	14-May-2008	Wed	15-May-2008	Thu
14-May-08, *15-May-08	15-May-2008	Thu	16-May-2008	Fri
*16-May-08, *17-May-08	16-May-2008	Fri	19-May-2008	Mon
18-May-08	19-May-2008	Mon	20-May-2008	Tue
19-May-08	20-May-2008	Tue	21-May-2008	Wed
20-May-08	21-May-2008	Wed	22-May-2008	Thu
21-May-08, *22-May-08, *23-May-08	22-May-2008	Thu	23-May-2008	Fri

3

Flow Date	Invoice Date	Invoice Day	Payment Date	Payment Day
*24-May-08, *25-May-08	23-May-2008	Fri	27-May-2008	Tue
26-May-08	27-May-2008	Tue	28-May-2008	Wed
27-May-08	28-May-2008	Wed	29-May-2008	Thu
28-May-08, *29-May-08	29-May-2008	Thu	30-May-2008	Fri
*30-May-08, *31-May-08	30-May-2008	Fri	02-Jun-2008	Mon
01-Jun-08	02-Jun-2008	Mon	03-Jun-2008	Tue
02-Jun-08	03-Jun-2008	Tue	04-Jun-2008	Wed
03-Jun-08	04-Jun-2008	Wed	05-Jun-2008	Thu
4-Jun-08, *5-Jun-08	05-Jun-2008	Thu	06-Jun-2008	Fri
*6-Jun-08, *7-Jun-08	06-Jun-2008	Fri	09-Jun-2008	Mon
8-Jun-08	09-Jun-2008	Mon	10-Jun-2008	Tue
9-Jun-08	10-Jun-2008	Tue	11-Jun-2008	Wed
10-Jun-08	11-Jun-2008	Wed	12-Jun-2008	Thu
11-Jun-08, *12-Jun-08	12-Jun-2008	Thu	13-Jun-2008	Fri
*13-Jun-08, *14-Jun-08	13-Jun-2008	Fri	16-Jun-2008	Mon
15-Jun-08	16-Jun-2008	Mon	17-Jun-2008	Tue
16-Jun-08	17-Jun-2008	Tue	18-Jun-2008	Wed
17-Jun-08	18-Jun-2008	Wed	19-Jun-2008	Thu
18-Jun-08, *19-Jun-08	19-Jun-2008	Thu	20-Jun-2008	Fri
*20-Jun-08, *21-Jun-08	20-Jun-2008	Fri	23-Jun-2008	Mon
22-Jun-08	23-Jun-2008	Mon	24-Jun-2008	Tue
23-Jun-08	24-Jun-2008	Tue	25-Jun-2008	Wed
24-Jun-08	25-Jun-2008	Wed	26-Jun-2008	Thu
25-Jun-08, *26-Jun-08	26-Jun-2008	Thu	27-Jun-2008	Fri
*27-Jun-08, *28-Jun-08	27-Jun-2008	Fri	30-Jun-2008	Mon
29-Jun-08	30-Jun-2008	Mon	01-Jul-2008	Tue
30-Jun-08	01-Jul-2008	Tue	02-Jul-2008	Wed
01-Jul-08, *02-Jul-08, *03-Jul-08	02-Jul-2008	Wed	03-Jul-2008	Thu
*4-Jul-08, *5-Jul-08	03-Jul-2008	Thu	07-Jul-2008	Mon
06-Jul-08	07-Jul-2008	Mon	08-Jul-2008	Tue
07-Jul-08	08-Jul-2008	Tue	09-Jul-2008	Wed
08-Jul-08	09-Jul-2008	Wed	10-Jul-2008	Thu
09-Jul-08, *10-Jul-08	10-Jul-2008	Thu	11-Jul-2008	Fri
*11-Jul-08, *12-Jul-08	11-Jul-2008	Fri	14-Jul-2008	Mon
13-Jul-08	14-Jul-2008	Mon	15-Jul-2008	Tue
14-Jul-08	15-Jul-2008	Tue	16-Jul-2008	Wed

4

Flow Date	Invoice Date	Invoice Day	Payment Date	Payment Day
15-Jul-08	16-Jul-2008	Wed	17-Jul-2008	Thu
16-Jul-08, *17-Jul-08	17-Jul-2008	Thu	18-Jul-2008	Fri
*18-Jul-08, *19-Jul-08	18-Jul-2008	Fri	21-Jul-2008	Mon
20-Jul-08	21-Jul-2008	Mon	22-Jul-2008	Tue
21-Jul-08	22-Jul-2008	Tue	23-Jul-2008	Wed
22-Jul-08	23-Jul-2008	Wed	24-Jul-2008	Thu
23-Jul-08, *24-Jul-08	24-Jul-2008	Thu	25-Jul-2008	Fri
*25-Jul-08, *26-Jul-08	25-Jul-2008	Fri	28-Jul-2008	Mon
27-Jul-08	28-Jul-2008	Mon	29-Jul-2008	Tue
28-Jul-08	29-Jul-2008	Tue	30-Jul-2008	Wed
29-Jul-08	30-Jul-2008	Wed	31-Jul-2008	Thu
30-Jul-08, *31-Jul-08	31-Jul-2008	Thu	01-Aug-2008	Fri
*01-Aug-08, *02-Aug-08	01-Aug-2008	Fri	04-Aug-2008	Mon
03-Aug-08	04-Aug-2008	Mon	05-Aug-2008	Tue
04-Aug-08	05-Aug-2008	Tue	06-Aug-2008	Wed
05-Aug-08	06-Aug-2008	Wed	07-Aug-2008	Thu
06-Aug-08, *07-Aug-08	07-Aug-2008	Thu	08-Aug-2008	Fri
*08-Aug-08, *09-Aug-08	08-Aug-2008	Fri	11-Aug-2008	Mon
10-Aug-08	11-Aug-2008	Mon	12-Aug-2008	Tue
11-Aug-08	12-Aug-2008	Tue	13-Aug-2008	Wed
12-Aug-08	13-Aug-2008	Wed	14-Aug-2008	Thu
13-Aug-08, *14-Aug-08	14-Aug-2008	Thu	15-Aug-2008	Fri
*15-Aug-08, *16-Aug-08	15-Aug-2008	Fri	18-Aug-2008	Mon
17-Aug-08	18-Aug-2008	Mon	19-Aug-2008	Tue
18-Aug-08	19-Aug-2008	Tue	20-Aug-2008	Wed
19-Aug-08	20-Aug-2008	Wed	21-Aug-2008	Thu
20-Aug-08, *21-Aug-08	21-Aug-2008	Thu	22-Aug-2008	Fri
*22-Aug-08, *23-Aug-08	22-Aug-2008	Fri	25-Aug-2008	Mon
24-Aug-08	25-Aug-2008	Mon	26-Aug-2008	Tue
25-Aug-08	26-Aug-2008	Tue	27-Aug-2008	Wed
26-Aug-08	27-Aug-2008	Wed	28-Aug-2008	Thu
27-Aug-08, *28-Aug-08, *29-Aug-08	28-Aug-2008	Thu	29-Aug-2008	Fri
*30-Aug-08, *31-Aug-08	29-Aug-2008	Fri	02-Sep-2008	Tue
01-Sep-08	02-Sep-2008	Tue	03-Sep-2008	Wed
02-Sep-08	03-Sep-2008	Wed	04-Sep-2008	Thu

5

Flow Date	Invoice Date	Invoice Day	Payment Date	Payment Day
03-Sep-08, *04-Sep-08	04-Sep-2008	Thu	05-Sep-2008	Fri
*05-Sep-08, *06-Sep-08	05-Sep-2008	Fri	08-Sep-2008	Mon
07-Sep-08	08-Sep-2008	Mon	09-Sep-2008	Tue
08-Sep-08	09-Sep-2008	Tue	10-Sep-2008	Wed
09-Sep-08	10-Sep-2008	Wed	11-Sep-2008	Thu
10-Sep-08, *11-Sep-08	11-Sep-2008	Thu	12-Sep-2008	Fri
*12-Sep-08, *13-Sep-08	12-Sep-2008	Fri	15-Sep-2008	Mon
14-Sep-08	15-Sep-2008	Mon	16-Sep-2008	Tue
15-Sep-08	16-Sep-2008	Tue	17-Sep-2008	Wed
16-Sep-08	17-Sep-2008	Wed	18-Sep-2008	Thu
17-Sep-08, *18-Sep-08	18-Sep-2008	Thu	19-Sep-2008	Fri
*19-Sep-08, *20-Sep-08	19-Sep-2008	Fri	22-Sep-2008	Mon
21-Sep-08	22-Sep-2008	Mon	23-Sep-2008	Tue
22-Sep-08	23-Sep-2008	Tue	24-Sep-2008	Wed
23-Sep-08	24-Sep-2008	Wed	25-Sep-2008	Thu
24-Sep-08, *25-Sep-08	25-Sep-2008	Thu	26-Sep-2008	Fri
*26-Sep-08, *27-Sep-08	26-Sep-2008	Fri	29-Sep-2008	Mon
28-Sep-08	29-Sep-2008	Mon	30-Sep-2008	Tue
29-Sep-08	30-Sep-2008	Tue	01-Oct-2008	Wed
30-Sep-08	01-Oct-2008	Wed	02-Oct-2008	Thu
01-Oct-08, *02-Oct-08	02-Oct-2008	Thu	03-Oct-2008	Fri
*03-Oct-08	03-Oct-2008	Fri	06-Oct-2008	Mon
04-Oct-08, 05-Oct-08	06-Oct-2008	Mon	07-Oct-2008	Tue
06-Oct-08	07-Oct-2008	Tue	08-Oct-2008	Wed
07-Oct-08	08-Oct-2008	Wed	09-Oct-2008	Thu
08-Oct-08, *09-Oct-08, *10-Oct-08	09-Oct-2008	Thu	10-Oct-2008	Fri
*11-Oct-08, *12-Oct-08	10-Oct-2008	Fri	14-Oct-2008	Tue
13-Oct-08	14-Oct-2008	Tue	15-Oct-2008	Wed
14-Oct-08	15-Oct-2008	Wed	16-Oct-2008	Thu
15-Oct-08, *16-Oct-08	16-Oct-2008	Thu	17-Oct-2008	Fri
*17-Oct-08, *18-Oct-08	17-Oct-2008	Fri	20-Oct-2008	Mon
19-Oct-08	20-Oct-2008	Mon	21-Oct-2008	Tue
20-Oct-08	21-Oct-2008	Tue	22-Oct-2008	Wed
21-Oct-08	22-Oct-2008	Wed	23-Oct-2008	Thu
22-Oct-08, *23-Oct-08	23-Oct-2008	Thu	24-Oct-2008	Fri
*24-Oct-08, *25-Oct-08	24-Oct-2008	Fri	27-Oct-2008	Mon

6

Flow Date	Invoice Date	Invoice Day	Payment Date	Payment Day
26-Oct-08	27-Oct-2008	Mon	28-Oct-2008	Tue
27-Oct-08	28-Oct-2008	Tue	29-Oct-2008	Wed
28-Oct-08	29-Oct-2008	Wed	30-Oct-2008	Thu
29-Oct-08, *30-Oct-08	30-Oct-2008	Thu	31-Oct-2008	Fri
*31-Oct-08, *01-Nov-08	31-Oct-2008	Fri	03-Nov-2008	Mon
02-Nov-08	03-Nov-2008	Mon	04-Nov-2008	Tue
03-Nov-08	04-Nov-2008	Tue	05-Nov-2008	Wed
04-Nov-08	05-Nov-2008	Wed	06-Nov-2008	Thu
05-Nov-08, *06-Nov-08	06-Nov-2008	Thu	07-Nov-2008	Fri
*07-Nov-08	07-Nov-2008	Fri	10-Nov-2008	Mon
08-Nov-08, 09-Nov-08, *10-Nov-08	10-Nov-2008	Mon	12-Nov-2008	Wed
11-Nov-08	12-Nov-2008	Wed	13-Nov-2008	Thu
12-Nov-08, *13-Nov-08	13-Nov-2008	Thu	14-Nov-2008	Fri
*14-Nov-08, *15-Nov-08	14-Nov-2008	Fri	17-Nov-2008	Mon
16-Nov-08	17-Nov-2008	Mon	18-Nov-2008	Tue
17-Nov-08	18-Nov-2008	Tue	19-Nov-2008	Wed
18-Nov-08	19-Nov-2008	Wed	20-Nov-2008	Thu
19-Nov-08, *20-Nov-08	20-Nov-2008	Thu	21-Nov-2008	Fri
*21-nov-08, *22-Nov-08	21-Nov-2008	Fri	24-Nov-2008	Mon
23-Nov-08	24-Nov-2008	Mon	25-Nov-2008	Tue
24-Nov-08	25-Nov-2008	Tue	26-Nov-2008	Wed
25-Nov-08, *26-Nov-08, *27-Nov-08	26-Nov-2008	Wed	28-Nov-2008	Fri
*28-Nov-08, *29-Nov-08	28-Nov-2008	Fri	01-Dec-2008	Mon
30-Nov-08	01-Dec-2008	Mon	02-Dec-2008	Tue
01-Dec-08	02-Dec-2008	Tue	03-Dec-2008	Wed
02-Dec-08	03-Dec-2008	Wed	04-Dec-2008	Thu
03-Dec-08, *04-Dec-08	04-Dec-2008	Thu	05-Dec-2008	Fri
*05-Dec-08, *06-Dec-08	05-Dec-2008	Fri	08-Dec-2008	Mon
07-Dec-08	08-Dec-2008	Mon	09-Dec-2008	Tue
08-Dec-08	09-Dec-2008	Tue	10-Dec-2008	Wed
09-Dec-08	10-Dec-2008	Wed	11-Dec-2008	Thu
10-Dec-08, *11-Dec-08	11-Dec-2008	Thu	12-Dec-2008	Fri
*12-Dec-08, *13-Dec-08	12-Dec-2008	Fri	15-Dec-2008	Mon
14-Dec-08	15-Dec-2008	Mon	16-Dec-2008	Tue
15-Dec-08	16-Dec-2008	Tue	17-Dec-2008	Wed

7

Flow Date	Invoice Date	Invoice Day	Payment Date	Payment Day
16-Dec-08	17-Dec-2008	Wed	18-Dec-2008	Thu
17-Dec-08, *18-Dec-08	18-Dec-2008	Thu	19-Dec-2008	Fri
*19-Dec-08, *20-Dec-08	19-Dec-2008	Fri	22-Dec-2008	Mon
21-Dec-08	22-Dec-2008	Mon	23-Dec-2008	Tue
22-Dec-08	23-Dec-2008	Tue	24-Dec-2008	Wed
23-Dec-08, *24-Dec-08, *25-Dec-08	24-Dec-2008	Wed	26-Dec-2008	Fri
*26-Dec-08, *27-Dec-08	26-Dec-2008	Fri	29-Dec-2008	Mon
28-Dec-08	29-Dec-2008	Mon	30-Dec-2008	Tue
29-Dec-08	30-Dec-2008	Tue	31-Dec-2008	Wed
30-Dec-08, *31-Dec-08	31-Dec-2008	Wed	02-Jan-2009	Fri

8

Exhibit 10.1
EXHIBIT J
REPORT ON SPREAD ADJUSTMENTS
Below is an example of a report Supplier will from time to time provide upon Coffeyville’s request showing the current status of outstanding Spread Adjustments:
Coffeyville Daily Report
Trades Expiring on ___, 200___as of ___, 200___am/pm
WTIG08

Trade Date	Trade ID	Customer	Price	Quantity
CRRM
CRRM
CRRM
CRRM
CRRM
CRRM
CRRM
CRRM
CRRM
CRRM
CRRM
CRRM
CRRM
CRRM
CRRM
CRRM
CRRM
Total

**	If there are any discrepancies between this report and the confirms of the trades identified on the report, the confirms will then supersede the report. **